UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KNIGHT TRANSPORTATION, INC.
(Name of Registrant as Specified In Its Charter)

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KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2012

To our Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders (the "Annual Meeting") of KNIGHT TRANSPORTATION, INC. to be held at 8:30 A.M., Phoenix time, on May 17, 2012, at our corporate headquarters located at 5601 W. Buckeye Road, Phoenix, Arizona 85043.  The purposes of the Annual Meeting are to:

1.	Elect three Class II directors, each director to serve a term of three years;

2.	Approve the Knight Transportation, Inc. 2012 Equity Compensation Plan;

3.	Conduct an advisory vote to approve executive compensation;

4.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012; and

5.	Transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 30, 2012, as the record date for determining those shareholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment(s) thereof.  Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.  YOUR VOTE IS IMPORTANT.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.   You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903.  The prompt return of your proxy may save us additional expenses of solicitation.

By Order of the Board of Directors,

/s/ Adam Miller
Adam Miller, Secretary

Phoenix, Arizona
April 6, 2012

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2012

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Knight Transportation, Inc. to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 8:30 A.M., Phoenix time, on May 17, 2012, at our corporate headquarters located at 5601 W. Buckeye Road, Phoenix, Arizona 85043.  THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS.  If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the director nominees named herein; (ii) FOR the approval of the Knight Transportation, Inc. 2012 Equity Compensation Plan; (iii) FOR approval of the advisory resolution on executive compensation; (iv) FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012; and (v) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.  At this time, we do not know of any other business to be considered at the Annual Meeting.

A Notice of Internet Availability of Proxy Materials (the "Internet Notice") was first mailed on or about April 6, 2012, to shareholders of record at the close of business on March 30, 2012 (the "Record Date").  The Internet Notice will instruct you as to how you may access and review the proxy materials.  The Proxy Statement, the proxy card, and our Annual Report are first being made available to shareholders on April 6, 2012.

The terms "we," "our," "us," or the "Company" refer to Knight Transportation, Inc. and its subsidiaries.

Voting Rights

Only holders of record of our Common Stock, par value $0.01 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy.  Except in the election of directors, shareholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting.  In the election of directors, shareholders have cumulative voting rights under Arizona law.  See "Required Vote; Cumulative Voting."  As of the Record Date, there were issued and outstanding 79,659,556 shares of our Common Stock, entitled to cast an aggregate 79,659,556 votes on all matters subject to a vote at the Annual Meeting, other than in the election of the Class II directors, where the shares are entitled to an aggregate 238,978,668 votes.  Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy.  Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote; Cumulative Voting

Election of Directors.  Directors are elected by plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors.  Abstentions and broker non-votes are not counted as votes for the election of any director nominee.  Under the Constitution of the State of Arizona, as well as Section 10-728 of the Arizona Revised Statutes, shareholders have cumulative voting rights in electing directors of an Arizona corporation.  Cumulative voting means that each shareholder, when electing directors, has the right to cast as many votes in the aggregate as such shareholder has voting shares multiplied by the number of directors to be elected.  For example, this year three Class II directors will be elected.  If a shareholder has 100 shares of Common Stock, the shareholder is entitled to cast a total of 300 votes in the election of the Class II directors and may cast 300 votes for a single director nominee or distribute those votes among the three Class II director nominees.

You may not cumulate your votes if they are cast "withheld."  Our Bylaws provide that, in an uncontested election, a director nominee who receives a greater number of votes cast "withheld" for his or her election than "for" such election will promptly tender his or her resignation to the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is required to evaluate the resignation, taking into account the best interests of the Company and its shareholders, and recommend to our Board of Directors whether to accept or reject the resignation.

Other Matters.  Approval of the other matters submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceed the number of votes cast against the matter. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved.  In other words, abstentions and broker non-votes will be counted neither as votes for, nor as votes against, a matter.

Right to Attend the Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  Shareholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. Proxies may be solicited by mail, e-mail, or by telephone and may be solicited personally by our directors, officers, or employees, who will not receive any additional compensation for any such services.  In addition, we have retained Georgeson Inc. to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $7,500.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2011 Annual Report to Shareholders that was made available on or about April 6, 2012, together with this Notice of Annual Meeting and Proxy Statement, to all shareholders of record as of the Record Date.  A copy of our Annual Report is available free of charge on the Shareholder Relations section of our corporate website at http://www.knighttrans.com.  The Annual Report is not incorporated into this Proxy Statement, and is not considered proxy-soliciting material.

How to Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by shareholders at the Annual Meeting, as well as important information concerning, among other things: our management and Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large shareholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for shareholders who want to make proposals at the 2013 Annual Meeting of Shareholders.  Each shareholder should read this information before completing and returning the enclosed proxy card.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors presently consists of eight members.  The directors are divided into three classes, with each class serving a three-year term.  There currently is a vacancy on our Board, which results in only two Class I directors. We have and will continue to consider qualified candidates to fill this vacancy. See "Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – The Nominating and Corporate Governance Committee – Process for Identifying and Evaluating Director Nominees" for a description of the director nominee identification and evaluation process.

The shareholders elect approximately one-third of the Board of Directors each year. Three Class II directors will be elected at the Annual Meeting.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Gary J. Knight, G.D. Madden, and Kathryn L. Munro for election as Class II directors at the Annual Meeting.

Each Class II director nominee will be elected to serve until the 2015 Annual Meeting of Shareholders or until his or her successor shall have been duly elected and qualified or his or her resignation or removal, whichever occurs first.  Each of the Class II director nominees has consented to serve a three-year term.

If any of the nominees named above should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxy holders will vote for the substitute nominee designated by the Board.

Class II Director Nominees

Information concerning the nominees standing for election as Class II directors follows:

Gary J. Knight, 60	Director Since 1990

Gary J. Knight has served as a Vice Chairman of our Board of Directors since January 2004.  Mr. Knight served as our President from 1993 to January 2004, and has been one of our officers and a member of our Board of Directors since 1990.  From 1975 until 1990, Mr. Knight was employed by Swift Transportation Co., Inc. ("Swift"), where he was an Executive Vice President.  The selection of Mr. Knight was based upon, among other things, his significant leadership experience and knowledge of the Company.  Mr. Knight's qualifications to serve on our Board also include his extensive knowledge of the transportation industry.

G.D. Madden, 72	Director Since 1997

G.D. Madden has served as a member of our Board of Directors since January 1997.  Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategic issues.  Prior to founding Madden Partners, he was President and Chief Executive Officer of Innovative Computing Corporation ("ICC"), a subsidiary of Westinghouse Electric Corporation.  Mr. Madden founded ICC, a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry.  Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as its President and Chief Executive Officer until 1996.  The Board has concluded that Mr. Madden is qualified and should serve as a director based upon his experience in the transportation industry and his skills and expertise with respect to overseeing financial reporting and developing financial administration systems.

Kathryn L. Munro, 63	Director Since 2005

Kathryn L. Munro has served as a member of our Board of Directors since April 2005.  She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies.  Ms. Munro was the Chairperson of BridgeWest from February 1999 until July 2003.  Prior to BridgeWest, Ms. Munro spent over 20 years in the banking industry with Bank of America.  From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America's Southwest Banking Group and was President of Bank of America Arizona from 1994 to 1996.  Ms. Munro has served on the board of directors of Pinnacle West Capital Corporation, the holding company of Arizona Public Service and Pinnacle West Energy, since 2000.  Ms. Munro also serves on the board of Premera, a privately held health insurance company headquartered in Seattle, Washington.  Ms. Munro served on the board of Capitol Bancorp Limited, a

Michigan-based multi-bank holding company, from 2002 to 2006 and she served on the board of directors of Flow International Corporation, a Seattle-based manufacturer of industrial tools, from 1996 to September 2011.  From her distinguished career in the commercial banking industry, Ms. Munro brings business acumen and financial knowledge to our Board and provides insightful guidance in our relationships with our leaders and investors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

Class I Directors

Information regarding our current Class I directors who were elected in 2011 for terms expiring at our 2014 Annual Meeting of Shareholders follows:

Donald A. Bliss, 79	Director Since 1995

Donald A. Bliss has served as a member of our Board of Directors since February 1995.  Until his retirement in December 1994, Mr. Bliss was the Chief Executive Officer and Vice President of U.S. West Communications, a U.S. West company.  Mr. Bliss also is a director of the Western and Southern Life Insurance Company and the Biltmore Bank of Arizona. Mr. Bliss served as Chairman of the Western Region Advisory Board of AON Risk Services of Arizona, Inc. from October 2001 to February 2005.  The selection of Mr. Bliss as a director nominee was based, among other things, upon his extensive business experience and financial expertise that he brings to our Board as well as his insight and knowledge of our business gained through years of service on our Board.

Richard J. Lehmann, 67	Director Since 2006

Richard J. Lehmann has served as a member of our Board of Directors since February 2006.  Mr. Lehmann serves as the founding principal and a director of the Biltmore Bank of Arizona and is the Chairman of Bank Capital Corporation, the holding company for the Biltmore Bank of Arizona.  Until December 31, 1999, Mr. Lehmann served as Vice Chairman of Bank One, when it acquired FCNBC, creating the fifth largest bank in the United States, with responsibility for all consumer banking and credit card operations.  Mr. Lehmann's previous positions include Chairman and Chief Executive Officer of Valley National Bank.  Prior to that, Mr. Lehmann spent 20 years with Citigroup in various positions, including 10 years in the International Division, with more than three years as a Senior Corporate Officer in Europe, the Middle East, and Africa.  Mr. Lehmann is a member of the board of directors of the TGen Foundation.  He also served as a director of eFunds Corporation, iCrossing, Inc., and the Arizona Board of Nature Conservancy.  Mr. Lehmann brings to our Board strong leadership, finance, and global experience developed throughout his career in the banking industry.

Class III Directors

Information regarding our current Class III directors who were elected in 2010 for terms expiring at our 2013 Annual Meeting of Shareholders follows:

Kevin P. Knight, 55	Director Since 1990

Kevin P. Knight has served as the Chairman of our Board of Directors since May 1999 and has served as our Chief Executive Officer since 1993.  He has been one of our officers and directors since 1990.  From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary.  Mr. Knight currently serves on the Board of Directors and Executive Committee of the American Trucking Associations.  The selection of Mr. Knight as a director was based, among other things, upon his extensive experience in business operations and exemplary executive leadership.  Mr. Knight also has exhibited commendable dedication to our financial and operating performance.

Randy Knight, 63	Director Since 1989

Randy Knight has served as a member of our Board of Directors since 1989.  Mr. Knight rejoined our Company as an employee in January 2009 and was appointed as a Vice Chairman of the Board effective February 27, 2009.  Mr. Knight was a founder of our Company and served as an officer from 1989 until 1999 and as Chairman of the Board from 1993 until 1999.  From 1999 until December 2008, Mr. Knight worked outside of our Company on a variety of personal investments, including Total Warehousing, Inc., a commercial warehousing and local transportation business that he sold in 2004.  Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President.  Mr. Knight brings to the Board of Directors strong leadership, extensive business and operating experience, and deep insight into the trucking industry.

Michael Garnreiter, 60	Director Since 2003

Michael Garnreiter has served as a member of our Board of Directors since September 2003.  Mr. Garnreiter currently is managing director with a Scottsdale-based financial consulting organization, Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services to a variety of businesses and organizations.  Mr. Garnreiter is also the Chairman of the board of directors and chairman of the audit committee of Taser International, Inc., a manufacturer of non-lethal protection devices, and is chairman of the audit and governance committees for Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems, and chairman of the audit committee and member of the nominations and governance and compensation committees for IA Global, Inc., an Asian business processes outsourcing company.  Mr. Garnreiter also formerly served as the sole director of Syntax Brillian Corporation, a dissolved company that designed, developed, and distributed high definition televisions. Mr. Garnreiter was formerly the Executive Vice President, Treasurer, and Chief Financial Officer of Main Street Restaurant Group, Inc., a publicly held restaurant operating company. Prior to joining Main Street, Mr. Garnreiter served as a general partner of Arthur Andersen LLP.  Mr. Garnreiter began his career with Arthur Andersen in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach. In 1986, he became the managing partner of Arthur Andersen's Tucson, Arizona office. Mr. Garnreiter is a Certified Public Accountant in California and Arizona, and in 2010 became a Certified Fraud Examiner.  As a member of our Board of Directors, Mr. Garnreiter offers solid financial expertise gained from his managerial role at a large international accounting firm. In addition, the experience acquired through Mr. Garnreiter's positions as a director of several public companies benefit the Company, the Board of Directors, and our shareholders.

Kevin Knight, our Chairman and Chief Executive Officer, and Keith Knight, one of our executive officers, are brothers and are cousins of Randy Knight and Gary Knight, who also are brothers.

CORPORATE GOVERNANCE

Applicable Corporate Governance Requirements

Our Common Stock has been listed on the New York Stock Exchange (the "NYSE") since December 30, 2004, and we are subject to the NYSE listing standards, including those relating to corporate governance.  Prior to listing on the NYSE, our Common Stock was listed on what today is known as the Nasdaq Global Select Market ("NASDAQ"), and we were subject to the NASDAQ listing standards, including those related to corporate governance.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to further its goal of providing effective governance of our business and affairs for the long-term benefit of our shareholders.  A copy of the corporate governance guidelines is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the corporate governance guidelines and recommending changes as appropriate to ensure the effective functioning of our Board of Directors and corporate governance.

Code of Ethics

The Board of Directors has adopted a Code of Ethical Conduct that applies to all of our directors, officers, and employees.  In addition, we maintain a Policy Governing Responsibilities of Financial Managers and Senior Officers (the "Financial Responsibilities Policy") that applies to our senior executive officers (Executive Vice President or above), Chief Financial Officer, Chief Accounting Officer, Controller, and any other employee who is responsible for the management of our funds or for the operation and maintenance of our financial accounting and reporting system.  The Code of Ethical Conduct and Financial Responsibilities Policy includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.  Copies of the Code of Ethical Conduct and Financial Responsibilities Policy are available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com.

The Board of Directors and Its Committees

Board of Directors

Meetings of the Board of Directors.  During the year ended December 31, 2011, our Board of Directors met on four occasions.  Each of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he or she served, with the exception of Mr. Bliss who attended 71% of the Audit Committee meetings due to health reasons.  We encourage our directors to attend our Annual Meetings of Shareholders.  All of our directors attended the 2011 Annual Meeting of Shareholders.

Independent Directors.  In accordance with NYSE Rule 303A.02(a), the Board of Directors affirmatively determines the independence of each director after reviewing the findings and recommendations of the Nominating and Corporate Governance Committee.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that Donald A. Bliss, G.D. Madden, Michael Garnreiter, Kathryn L. Munro, and Richard J. Lehmann are independent (collectively, the "Independent Directors").  Except in their capacities as directors or as holders of an immaterial amount of securities of other entities, neither Mr. Bliss, Mr. Madden, Mr. Garnreiter, Ms. Munro, nor Mr. Lehmann, either directly or in his or her capacity as a partner, shareholder, officer, or similar position of another organization, has, or in the past three years had, any business or financial relationship with us or any of our subsidiaries.  None of the Independent Directors or any of their immediate family members has or had any of the disqualifying relationships with us or our subsidiaries specified in NYSE Rule 303A.02(b).

Board Leadership Structure.  Kevin P. Knight has served as the Chairman of our Board of Directors since May 1999 and has served as our Chief Executive Officer since 1993.  The Board believes that the combination of these two positions is the most appropriate and suitable structure for proper and efficient Board functioning and communication, which is facilitated by Kevin Knight serving as the direct link between senior management and the Board.  In these capacities, he provides critical insight to the Board and leadership for our senior management in our day-to-day operations.  To ensure that Kevin Knight has sufficient time to fulfill his responsibilities as the Chairman of our Board and our Chief Executive Officer, the Board of Directors has appointed Gary Knight and Randy Knight to serve as Vice Chairmen and has assigned the responsibility to Gary Knight to conduct and preside at board meetings.  Kevin Knight reports to the Board as the Chief Executive Officer along with the other executive officers and also participates in the meetings as a director.

Risk Oversight.  The Board of Directors has assigned the assessment of enterprise risk to the Nominating and Corporate Governance Committee and the assessment of financial risk to the Audit Committee.  Management reports to the Nominating and Corporate Governance Committee and Audit Committee with respect to the overall enterprise risk environment, including both business and financial risk, of our operations.  The committees then evaluate the management's risk assessment and report to the Board of Directors.

Executive Sessions. In 2011, our Independent Directors held one meeting in an "executive session" at which only the Independent Directors were present. The Chairman of the Nominating and Corporate Governance Committee acts as the lead independent director and is the presiding director for all executive sessions.  Mr. Bliss currently serves as the Chairman of the Nominating and Corporate Governance Committee and will continue in that capacity following the Annual Meeting.  Our Independent Directors will continue to meet regularly and at least once annually.

Communication with Directors.  Our Board of Directors provides a process for shareholders to send written communications to the entire Board or to individual directors.  To send a communication to the entire Board of Directors, your communication should be addressed as follows: The Board of Directors, Knight Transportation, Inc., c/o Adam Miller – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  Written communications addressed in this manner will be copied and distributed to each director at or prior to the next board meeting.  If you wish to communicate with an individual director, your communication should be addressed as follows: Name – Director, Knight Transportation, Inc., c/o Adam Miller – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next board meeting, following clearance through normal security procedures.

In addition, we provide a method for interested parties to communicate directly with our non-management directors.  If an interested party wishes to communicate with a non-management director, such communication should be addressed as follows: Name – Director, Knight Transportation, Inc., c/o Adam Miller – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  Written communications received in this manner will not be opened, but rather delivered unopened to the non-management director to whom they are addressed at or prior to the next board meeting, following clearance through normal security procedures.

Committees of the Board of Directors

The Board of Directors has standing Audit, Nominating and Corporate Governance, Compensation, and Executive Committees.  The Board does not maintain any other standing committees.  The following table sets forth the membership of each of the standing committees of the Board of Directors as of March 31, 2012.

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Donald A. Bliss	X		X	X
Michael Garnreiter	X
Kevin P. Knight			X
Gary J. Knight			X
Richard J. Lehmann		X		X
G.D. Madden	X	X
Kathryn L. Munro		X	X	X

The Audit Committee

Purpose, Functions, Composition, and Meetings.  The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	the qualifications, independence, and performance of our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements related to financial reporting.

As more fully outlined in the Audit Committee's charter, the primary functions of the Audit Committee include:

•
making determinations regarding the selection and retention of our independent registered public accounting firm and reviewing and pre-approving such firm's fees and the proposed scope of its services; and

•
reviewing and meeting with our management, internal auditors, and independent registered public accounting firm, as applicable, to discuss our financial statements and financial and related disclosures, our accounting policies and principles, and our internal financial controls and reporting systems.

The Audit Committee met seven times during 2011.  Messrs. Bliss, Madden, and Garnreiter currently serve on the Audit Committee, and Mr. Garnreiter serves as the Chairman.  Each member of the Audit Committee satisfies the independence and other audit committee membership criteria set forth in NYSE Rule 303A.07.  Specifically, each member of the Audit Committee:

•	is independent under NYSE Rule 303A.02;

•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

•	is financially literate, as our Board of Directors has interpreted such qualification in its business judgment.

In addition, the Board has determined that Mr. Garnreiter's service on the audit committees of more than three public companies does not impair his ability to effectively serve on our Audit Committee.

Audit Committee Financial Expert.  The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 407(d)(5) of Regulation S-K, currently serves on the Audit Committee.  The Board of Directors has identified Mr. Garnreiter as an audit committee financial expert. Mr. Garnreiter is independent, as independence for audit committee members is defined under applicable NYSE rules.

Audit Committee Charter.  A copy of the Audit Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com.

Report of the Audit Committee.  In performing its duties, the Audit Committee, as required by applicable rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and relating to certain other matters, including the independence of our independent registered public accounting firm.  The Report of the Audit Committee follows.

The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's systems of internal control. The Company retains an independent registered public accounting firm that is responsible for conducting an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), and issuing a report thereon.

In undertaking its responsibilities, the Audit Committee has discussed the Company's financial statements with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent registered public accounting firm.

For the fiscal year ended December 31, 2011, the Audit Committee has reviewed and discussed the audited financial statements with management and Grant Thornton LLP, the Company's independent registered public accounting firm.  Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by PCAOB in Rule 3200T.

The Audit Committee has received the written disclosures from the independent registered public accounting firm required by applicable requirements of PCAOB and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

                     Michael Garnreiter, Chairman
                     G.D. Madden, Member
                     Donald A. Bliss, Member

The Nominating and Corporate Governance Committee

Purpose, Functions, Composition, and Meetings.  The purposes of the Nominating and Corporate Governance Committee are to assist the Board of Directors in improving our corporate governance, to train members of the Board, to improve the Board's governance functions, and to assist us in obtaining the highest quality independent directors.  As more fully detailed in the Nominating and Governance Committee's charter, the primary functions of the committee include:

•	evaluating the composition of the Board and selecting and recommending nominees for election or re-election to the Board or for appointment to fill Board vacancies;

•	developing and implementing regular and emergency succession plans for our senior management positions; and

•
reviewing and developing policies or making recommendations concerning other aspects of our corporate governance, such as the Board's committee structure, our corporate governance guidelines, director training and evaluation programs, and potential conflicts of interest.

Mr. Lehmann, Ms. Munro, and Mr. Bliss currently serve on the Nominating and Corporate Governance Committee, and Mr. Bliss serves as Chairman.

All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NYSE rules. In 2011, the Nominating and Corporate Governance Committee did not hold a meeting, but took several actions by written consent, in lieu of meetings. The Nominating and Corporate Governance Committee met in 2012 to act upon the nominations of directors standing for election in 2012.

The Nominating and Corporate Governance Committee has approved the nomination of Gary J. Knight, G.D. Madden, and Kathryn L. Munro as Class II directors and recommended their election.  Each nominee is presently a director and has consented to stand for re-election.

Nominating and Corporate Governance Committee Charter.  A copy of the Nominating and Corporate Governance Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com.

Board Diversity.  In recommending candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers board diversity with an emphasis on diverse backgrounds, skills, and experience that will be beneficial to us.  Pursuant to the Nominating and Corporate Governance Committee's charter, all candidates are evaluated and selected consistent with our policy of nondiscrimination with respect to race, creed, religion, national origin, or gender.

Process for Identifying and Evaluating Director Nominees.  Director nominees are chosen by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they should be considered as candidates for membership on the Board of Directors.  The Nominating and Corporate Governance Committee also accepts recommendations of director candidates from our other outside directors and our executive officers, advisors, and shareholders.  We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee reviews all candidate recommendations, including those properly submitted by shareholders, in accordance with the mandate contained in its charter.  The Nominating and Corporate Governance Committee assesses a candidate's judgment, integrity, independence, management or business skills and experience (particularly with public companies and companies in our industry or other industries related to our business), prominence and reputation in their profession, knowledge of corporate governance issues and board functions, commitment to attend and actively participate in meetings and related board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of our needs and the needs of the Board.  With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NYSE Rule 303A.02; (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NYSE Rule 303A.07; and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.

In addition to the qualifications and considerations described above, our corporate governance guidelines contain the following director eligibility criteria that impact the director nomination process:

•	a mandatory retirement age of 82 for all directors, subject to waiver by a majority of the Board;

•	director term limits of 20 years for all directors, subject to waiver by a majority of the Board;

•	no director may serve on more than five public company boards of directors, including our Board; and

•	our Chief Executive Officer may not serve on more than two other public company boards of directors in addition to our Board.

Consideration of Director Candidates Recommended by Shareholders.  The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided that the following procedural requirements are satisfied.  Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the Nominating and Corporate Governance Committee, Knight Transportation, Inc., c/o Adam Miller – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  To be considered, a shareholder recommendation must: (i) be received not less than 120 days prior to the first anniversary of the release date of the proxy statement for the prior year's Annual Meeting (by December 7, 2012 for director candidates to be considered for nomination for election at the 2013 Annual Meeting of Shareholders); (ii) contain sufficient background information, such as a resumé and references, to enable the Nominating and Corporate Governance Committee to make a proper judgment regarding the qualifications of the proposed nominee; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected and a representation that such proposed nominee qualifies as "independent" under NYSE Rule 303A.02 or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not "independent;" (iv) state the name and address of the person submitting the recommendation and the number of shares of our Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial shareholder, be accompanied by evidence that the person making the recommendation beneficially owns shares of our Common Stock.

The Compensation Committee

Purpose, Functions, Composition, and Meetings.  The Compensation Committee reviews, analyzes, recommends, and approves all aspects of executive compensation.  As more fully outlined in the Compensation Committee's charter, the primary responsibilities of the Compensation Committee include:

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reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of those objectives, and determining and approving the Chief Executive Officer's compensation based upon this evaluation;

•	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;

•	reviewing and approving all forms of incentive compensation, including stock options and other stock-based awards to our executive officers; and

•	administering our equity compensation plan, as in effect from time-to-time.

During 2011, and as of the date hereof, Mr. Lehmann, Mr. Madden, and Ms. Munro, served on the Compensation Committee, and Ms. Munro served as Chairperson.  The Compensation Committee met five times in 2011.  See "Executive Compensation – Compensation Discussion and Analysis" for a discussion of, including the role the Compensation Committee and our executive officers have in implementing, our processes and procedures for recommending and setting executive and director compensation.

Compensation Committee Charter.  A copy of the Compensation Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com.

Report of the Compensation Committee.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                        Kathryn Munro, Chairperson
                        G.D. Madden, Member
                        Richard J. Lehmann, Member

Risks Presented by the Company's Compensation Programs

As required by SEC rules, the Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee have been, or are, one of our officers or employees.  During 2011, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.  See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our directors and executive officers, or their affiliates, and "Executive Compensation – Director Compensation" for a description of the compensation of the members of the Compensation Committee.

The Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors when the Board of Directors is not in session.  During 2011, and as of the date hereof, the Executive Committee was comprised of Messrs. Kevin Knight, Gary Knight, Donald Bliss, and Ms. Kathryn Munro.  The Executive Committee did not meet during 2011.

Other Board and Corporate Governance Matters

Director Evaluation Program.  The Nominating and Corporate Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our shareholders, including an assessment of the Board's compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.  The Nominating and Corporate Governance Committee also is responsible for developing and recommending to the Board of Directors for approval an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance.

Director Orientation and Training.  The Nominating and Corporate Governance Committee is responsible for developing and implementing an orientation program for new directors.  Under this program, we provide new, non-management directors a variety of materials to assist them in familiarizing themselves with our business, management structure, and operations and key legal, financial, risk management, and operational issues, as well as the policies, procedures, and responsibilities of the Board and its committees.  New, non-management directors also meet with members of our senior management and other non-management directors as part of their orientation.  We periodically provide materials to directors on various subjects to assist them in understanding our business and operations and in effectively discharging their duties.

Authority to Engage Advisors.  Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee is conferred by its charter with explicit authority to engage its own independent advisors, including legal counsel.

Management Succession Planning.  The Board of Directors has adopted a management succession plan that identifies emergency and potential long-term successors to our Chief Executive Officer, President, Chief Financial Officer, and certain other key members of senior management. The Nominating and Corporate Governance Committee, following consultation with our Chief Executive Officer, is responsible for giving an annual report to the Board of Directors with regard to management succession planning.  After reviewing this report and consulting with the members of the Nominating and Corporate Governance Committee and the Chief Executive Officer, the Board of Directors makes any changes or updates to the management succession plan that it determines are appropriate.

Our Executive Officers and Significant Employee

The following table sets forth, as of March 31, 2012, certain information regarding our executive officers (Kevin P. Knight, Gary J. Knight, Randy Knight, Keith T. Knight, and David A. Jackson) and our significant employee (Adam Miller).

Name	Age	Position

Kevin P. Knight	55	Chairman of the Board and Chief Executive Officer

Gary J. Knight	60	Vice Chairman of the Board

Randy Knight	63	Vice Chairman of the Board

Keith T. Knight	57	Chief Operating Officer

David A. Jackson	36	President and Chief Financial Officer

Adam Miller	31	Senior Vice President of Accounting and Finance, Secretary, and Treasurer

Keith T. Knight has served as our Chief Operating Officer since May 2006.  Prior to his appointment as Chief Operating Officer, Mr. Knight served as our Executive Vice President from 1993 until May 2006, and has been one of our officers since 1990.  He served as a member of our Board of Directors from 1990 to 2004.  From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and Manager of Swift's Los Angeles terminal.

David A. Jackson joined us in April 2000.  He has served as our President since February 2011 and our Chief Financial Officer since January 2004.  Mr. Jackson served as our Treasurer from May 2006 to February 2011 and our Secretary from November 2007 to February 2011. Prior to his appointment as the Chief Financial Officer, Mr. Jackson served in several positions at Knight between 2000 and 2004.

Adam Miller joined us in September 2002.  He has served as the Senior Vice President of Accounting and Finance, Secretary, and Treasurer since February 2011.  Prior to his appointment as Senior Vice President of Accounting and Finance, Secretary, and Treasurer, Mr. Miller served as Controller of Knight Refrigerated since January 2006.  Prior to his appointment as Controller of Knight Refrigerated, Mr. Miller served in several other accounting and finance positions at Knight since 2002.

See "Proposal 1: Election of Directors" and "Continuing Directors" for information concerning the business experience of Kevin P. Knight, Randy Knight, and Gary J. Knight.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities.  Our officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that during the 2011 fiscal year, all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.  Copies of Section 16(a) forms that our directors and officers file with the SEC are accessible through the Shareholder Relations section of our website at http://www.knighttrans.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

The Compensation Committee oversees all of our executive officer compensation arrangements.  The Compensation Committee has the responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our CEO, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our shareholders.  The Compensation Committee also reviews and approves all forms of incentive compensation, including stock option grants, stock grants, restricted stock unit grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.  The Compensation Committee has not engaged or received reports from any third-party compensation consultants.

We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success.  Our primary executive compensation goals include attracting, motivating, and retaining qualified executive officers who create long-term value for our shareholders.  We seek to accomplish these goals by rewarding past performance, incentivizing future performance, and aligning our executive officers' long-term interests with those of our shareholders.  Our compensation program is designed to reward our executive officers for individual performance, years of experience, contributions to our financial success, and creation of shareholder value.  Our compensation philosophy is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the long-term interests of our shareholders, and (iii) enhance executives' incentives to increase our stock price and maximize shareholder value.  In addition, we strive to ensure that our compensation, particularly salary compensation, is consistent with our constant focus on controlling costs.  Our primary strategy for building senior management depth has been to develop personnel from within our Company to ensure that our executive team as a whole remains dedicated to our customs, practices, and culture, recognizing, however, that we may gain talent and new perspectives from external sources.  Accordingly, in many instances we build our compensation elements around long-term retention and development, together with annual rewards based on specific focus areas.

Elements of Compensation

Our compensation program for senior executive officers has two major elements, fixed and incentive compensation.  The total compensation for senior executive officers, including the Named Executive Officers (as defined below), consists of one or more of the following components: (i) base salary; (ii) incentive compensation, which may include a performance-based annual cash bonus, a discretionary annual cash bonus, and long-term equity incentives in the form of stock-based awards or grants; (iii) other compensation, including specified perquisites; and (iv) employee benefits, which are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is (i) fair and reasonable to us, (ii) internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees, and (iii) within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of factors such as the executive's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results, the creation of shareholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our need to control costs and our desire to recognize our executives' performance where such recognition is warranted, the Compensation Committee historically has attempted to keep base salaries relatively low and weight overall compensation toward incentive cash and equity-based compensation.  The Compensation

Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value.  The Compensation Committee also considers the tax consequences associated with each element of compensation, including whether the deductibility of compensation is expected to be limited under Section 162(m) of the Internal Revenue Code (the "Code").  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels at public companies, and the historical compensation levels of the executive officers, and, with respect to executives other than the CEO, we consider the recommendations of the CEO.  We generally do not rely on rigid formulas (other than performance measures under the objective portion of our annual cash bonus program) or short-term changes in business performance when setting compensation.

The following summarizes the compensation elements we used to motivate and retain our Chief Executive Officer, Chief Financial Officer, and our two other most highly compensated executive officers for the fiscal year ended December 31, 2011 (collectively, the "Named Executive Officers").  Randy Knight voluntarily reduced his salary below $100,000 in 2011 in connection with the reduction of his responsibilities due to health reasons.  Accordingly, Mr. Knight is not identified as a Named Executive Officer for 2011.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract and retain highly qualified executives, but not at a level that allows the executives to achieve the overall compensation they desire.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on our business objectives, which includes creating shareholder value.  In determining base salaries, we consider the executive's current salary and the executive's qualifications and experience, including, but not limited to, the executive's length of service with us, the executive's industry knowledge, and the executive's leadership, integrity, scope of responsibilities, dedication to us and our shareholders, past performance, and future potential of providing value to our shareholders.  We do not formally benchmark salary or total executive compensation against the executive compensation of any other company or group of companies.  From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general in order to obtain a broad understanding of such companies' compensation practices.  We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation (including annual cash bonuses and long-term incentives) and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize shareholder value in the long run.  We consider adjustments to base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Incentive Compensation

Performance-Based and Discretionary Annual Cash Bonuses

On December 21, 2005, our shareholders approved our 2005 Executive Cash Bonus Plan ("Cash Bonus Plan") and on May 20, 2010, our shareholders re-approved the Cash Bonus Plan.  We use our Cash Bonus Plan to provide annual incentives to executive officers in a manner designed to (i) link increases in compensation to our income targets in order to reinforce cost controls, (ii) reinforce our performance goals, and (iii) link a significant portion of our executives' compensation to the achievement of such goals.  We also use the Cash Bonus Plan to preserve for our benefit a federal tax deduction for payments of incentive compensation to our executive officers.  Cash bonuses are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success.

Under the Cash Bonus Plan, the Compensation Committee is required to set, for each executive officer, one or more objective performance targets.  The annual cash bonus amount awarded to each executive officer is primarily dependent upon us reaching or exceeding specified, objective performance targets.  Performance targets may be based on the attainment of specified levels of one or any variation or combination of the factors listed in the Cash Bonus Plan.  Corporate performance targets typically have related to profitability and performance to align cash compensation payments with our performance and the creation of shareholder value.  Additionally, individual performance targets may be based on the successful implementation of corporate policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The Compensation Committee sets the specific performance targets for each executive officer after engaging in active dialog with our CEO concerning our strategic objectives and performance and reviewing the appropriateness of the financial measures used in the Cash Bonus Plan.

The Compensation Committee also administers a discretionary cash bonus program ("Discretionary Cash Bonus Program") for achievements in leadership, innovation, initiative, and other non-objective performance indicia outside the Cash Bonus Plan.  These awards are made on a discretionary basis, may not be part of the cash bonus opportunity in any given year, and are unrelated to the attainment of the Cash Bonus Plan's objective performance criteria.  An award under the Discretionary Cash Bonus Program may not be used to make up for an award that was not earned under the Cash Bonus Plan's objective performance criteria and will not be exempt from the $1.0 million deductibility limit under Section 162(m) of the Code.

Concurrently with establishing the performance targets, the Compensation Committee also establishes a maximum cash bonus award opportunity for each executive officer under the Cash Bonus Plan, typically expressed as a percentage of salary as of the commencement of the performance period.  For 2011, the maximum bonus target was 60% of salary for our CEO and ranged from 30% to 40% for our other Named Executive Officers.  Our Cash Bonus Plan contains an annual maximum cash bonus limitation of $2.0 million for any participant, but the maximum award approved for any executive has never exceeded $354,000.  In determining an executive officer's maximum cash bonus opportunity, the Compensation Committee considers (i) the value that achieving specific performance targets will add to our shareholders, (ii) the degree of difficulty in achieving specific performance targets, and (iii) each of the other elements comprising the executive's total compensation.  When calculating the cash bonus earned by an executive officer under the Cash Bonus Plan, the Compensation Committee may, in its sole discretion, exercise negative discretion to eliminate or reduce the size of a bonus if the Compensation Committee determines such action is appropriate, but may not increase a bonus above the executive's maximum cash bonus actually earned based on achievement of the objective performance criteria.  Further, the Compensation Committee is required to certify, prior to payment of a bonus under the Cash Bonus Plan, that the executive officer achieved the respective performance targets underlying the cash bonus.

Long-Term Incentives

On May 21, 2009, our shareholders approved our Amended and Restated 2003 Stock Option and Equity Compensation Plan (the "2003 Equity Compensation Plan").  The 2003 Equity Compensation Plan is an equity compensation plan that we use to accomplish our compensation goals by providing our executive officers with long-term incentives.  We also use the 2003 Equity Compensation Plan to align our executives' and shareholders' long-term interests by creating a strong, direct link between executive compensation and shareholder return.

Under the 2003 Equity Compensation Plan, the Compensation Committee may grant stock options, restricted stock, or other forms of equity-based awards as forms of executive officer compensation.  The 2003 Equity Compensation Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards, which often value a company's long-term prospects, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as stock options or restricted stock unit grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules incentivize executives to remain with us over an extended period of time.  Thus, we believe the 2003 Equity Compensation Plan is an effective way of aligning the interests of our executive officers with those of our shareholders.

Upon the approval of our shareholders of the Knight Transportation, Inc. 2012 Equity Compensation Plan, the 2003 Equity Compensation Plan will be terminated and replaced by the new plan.  See "Proposal 2: Approval of the Knight Transportation, Inc. 2012 Equity Compensation Plan" for more information regarding the new plan.

The Compensation Committee considers several factors when determining the size of the award to our executive officers, including (i) the recommendations of our CEO (except as to his own awards); (ii) the value of the grant in relation to other elements of total compensation; (iii) the number and type of equity grants currently held by the executive; (iv) the number and type of awards granted to the executive in prior years; and (v) the executive's position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance.  The Compensation Committee believes that the equity ownership of our senior management currently is sufficient to align their long-term interests with those of our shareholders, and therefore did not recommend any stock-based awards to the Named Executive Officers in 2011.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits generally allow our executives to work more efficiently.  The costs of these benefits generally constitute only a small percentage of each executive's total compensation, with the exception being the air travel allowance for our CEO as described below.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.

Employee Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. Kevin Knight has been our CEO since 1993 and has served as Chairman of the Board since 1999.  Since Mr. Knight became our CEO, we have achieved considerable growth in revenue, earnings, and market value.  In discussions with Mr. Knight, the Compensation Committee determined that the following items were most important to motivating continued performance from Mr. Knight, as the CEO:  (i) a base salary that is commensurate with his level of responsibility and commitment to us, but not so high that it would undermine our cost-control culture; (ii) a significant amount of equity compensation to align Mr. Knight's compensation with increasing shareholder value; and (iii) a travel allowance that would permit use of private aircraft at Mr. Knight's discretion to manage our expansive geographic presence without unduly affecting his availability for business or his lifestyle.  Mr. Knight does not participate in the determination of his own compensation. However, Mr. Knight voluntarily reduced his salary since 2008 due to the difficult economic environment in which we were operating and his commitment to our financial performance.  In 2011, Mr. Knight continued to voluntarily reduce his salary from $590,000 to $440,000 annually.  Mr. Knight also voluntarily reduced his air travel allowance by $100,000, as discussed below.

For 2011, the Compensation Committee also approved a maximum performance-based cash bonus opportunity under which Mr. Kevin Knight was eligible to receive a cash bonus of up to 60% of his base salary under the Cash Bonus Plan (the "Bonus Plan Compensation"). The percentage of salary assigned to Mr. Knight's potential bonus was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Knight's ability to impact corporate performance based on his responsibilities, (ii) the composition of Mr. Knight's total compensation package, including the fact that his salary remained constant since 2008 and the voluntary reduction of his salary continued in 2011, and (iii) our long-term profitability and earnings goals.  Mr. Knight's potential bonus as a percentage of his salary was greater than the other Named Executive Officer's because the Compensation Committee believed that, based upon his responsibilities, Mr. Knight had a greater ability to affect corporate performance than the other Named Executive Officers.

In connection with the maximum performance-based cash bonus opportunity described above, the Compensation Committee set performance targets related to consolidated earnings growth and consolidated revenue growth (the "2011 Performance Targets").  One-half of the maximum bonus opportunity was tied to consolidated earnings growth targets and one-half was tied to achieving consolidated revenue growth targets.  The 2011 Performance Target range for earnings targets was from 33% target bonus achievement at 5% earnings growth to 100% bonus target achievement at 15% earnings growth.  The 2011 Performance Target range for consolidated revenue growth was from 33% target bonus achievement at 7.5% consolidated revenue growth to 100% bonus target achievement at 17.5% consolidated revenue growth.  Given the economic environment at the date the targets were adopted, the Compensation Committee viewed the 2011 Performance Targets as reflecting a range of performance that was achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2011 Performance Targets were recommended by Mr. Knight and approved by the Compensation Committee.  The 2011 Performance Targets did not reflect any opinion or projection of management concerning earnings expectations for the year.

The Compensation Committee met in February 2012 to discuss and review the 2011 Performance Targets for Mr. Kevin Knight.  The Compensation Committee reviewed the foregoing policies, our financial and operating performance, and the 2011 Performance Targets with Mr. Knight and our Chief Financial Officer.  The Compensation Committee determined that there was a 33.3% achievement of the 2011 Performance Targets.  Accordingly, the Compensation Committee awarded Mr. Knight $87,912 as Bonus Plan Compensation.

During 2011, we also paid a pre-determined amount for the business-related air travel of Mr. Kevin Knight, in his role as our CEO.  Mr. Knight used the allowance for all of his business-related air travel, whether commercial or charter.  With approximately 30 locations across the United States and numerous acquisitions, investor, supplier, industry, and other destinations, Mr. Knight was, and continues to be, required to travel by air frequently to carry out his responsibilities. Some of this travel involved a personal component, although we believe the personal component is immaterial compared to the business-related travel.  The Compensation Committee believes that the air travel allowance was reasonable because it enhances Mr. Knight's ability to carry out his responsibilities as CEO.  The Compensation Committee also desired to avoid the complications of allocating business versus personal travel expenses on trips with more than one function.  Thus, Mr. Knight's entire air travel allowance was included as compensation, with any excess being payable personally by him.  Since January 2009, Mr. Knight has voluntarily reduced his annual air travel allowance by $100,000, from $250,000 to $150,000, in recognition of the difficult economic conditions.  This voluntary reduction continued at the same level in 2011.  During 2011, Mr. Knight also received a cash vehicle allowance of approximately $17,000.  Both the air travel allowance and the vehicle allowance are included in the "All Other Compensation" column of the Summary Compensation Table.

In 2011, in addition to providing medical, dental, and group life insurance to Mr. Kevin Knight, we also contributed $850 which represents our maximum matching discretionary contribution per participant, to the 401(k) Plan of Mr. Knight.  We report the 401(k) contribution in the "All Other Compensation" column in the Summary Compensation Table.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO, the form and amount of compensation was recommended by the CEO.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's recommendations with respect to the compensation levels and forms were appropriate for 2011.  The form of compensation was substantially consistent with past years, with compensation consisting primarily of salary and cash bonus based on the achievement of certain financial and operating goals established through consultation with the Compensation Committee during the first quarter of the year.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results during 2010 and 2011, the duties and responsibilities of each executive, and the length of time each executive has been with us as further described in each executive's biography found herein.

Effective August 1, 2008, Messrs. Keith Knight and Gary Knight voluntarily reduced their salaries by $100,000 annually from $350,000 to $250,000 and $227,500 to $127,500, respectively.  Based on the improved operating environment during 2010, the Compensation Committee recommended in August 2010 that the voluntary salary reductions put in place in 2008 be adjusted so that their salaries were reduced by $50,000 annually.  However, Messrs. Keith Knight and Gary Knight voluntarily continued their salary reduction at the rate of $75,000 annually.  In 2011, the salaries of Messrs. Keith Knight and Gary Knight remained at $275,000 and $152,500, respectively.  In February 2011, Mr. Jackson's base salary was increased to $200,000 from $190,000 annually in connection with his new responsibilities as our President.

For 2011, the Compensation Committee also approved a maximum performance-based cash bonus opportunity under the Cash Bonus Plan and under which each of Messrs. Jackson and Keith Knight was eligible to receive a cash bonus of up to 40% of his base salary and Mr. Gary Knight was eligible to receive a cash bonus of up to 30% of his base salary as Bonus Plan Compensation.  The percentage of salary assigned to each Named Executive Officer was based on the CEO's recommendation and the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the Named Executive Officer's responsibilities at the time, (ii) the composition of the respective Named Executive Officer's total compensation package, and (iii) our long-term profitability and earnings goals.

In connection with the performance-based cash bonus opportunities described above, the Compensation Committee set performance targets related to consolidated earnings growth and consolidated revenue growth.  One-half of the maximum bonus opportunity was tied to earnings growth targets and one-half was tied to revenue growth targets.  The 2011 Performance Target range for earnings targets was from 33% target bonus achievement at 5% earnings growth to 100% bonus target achievement at 15% earnings growth.  The 2011 Performance Target range for consolidated revenue growth was from 33% target bonus achievement at 7.5% consolidated revenue growth to 100% bonus target achievement at 17.5% consolidated revenue growth.  Given the economic environment at the date the targets were adopted, the Compensation Committee viewed the 2011 Performance Targets as reflecting a range of performance that was achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2011 Performance Targets were recommended by the CEO and approved by the Compensation Committee.  The 2011 Performance Targets did not reflect any opinion or projection of management concerning earnings expectations for the year.

The Compensation Committee met in February 2012 to discuss and review the 2011 Performance Targets for the Named Executive Officers.  The Compensation Committee reviewed the foregoing policies, our financial and operating performance, and the 2011 Performance Targets with the CEO.  The Compensation Committee determined that there was a 33.3% achievement of the 2011 Performance Targets.  Accordingly, the Compensation Committee awarded Messrs. Keith Knight, Gary Knight, and Jackson $36,630, $15,235, and $26,640, respectively, as Bonus Plan Compensation.  In addition, upon the recommendation of the CEO, the Compensation Committee approved the award of a discretionary bonus to Mr. Jackson of $15,000 for the integral role Mr. Jackson played in the operating improvements of the Company that occurred late in 2011.

Except as described above with respect to the CEO, we did not pay for the personal air travel of any of our other executive officers, including our other Named Executive Officers. However, similar to our CEO, our other Named Executive Officers receive a vehicle allowance or are provided a company vehicle.  In 2011, in addition to providing medical, dental, and group life insurance to our Named Executive Officers, we also contributed $850, which represents our maximum matching discretionary contribution per participant, to the 401(k) Plan of each Named Executive Officer.  We report the vehicle allowance and the 401(k) contribution in the "All Other Compensation" column in the Summary Compensation Table.

Compensation Decisions with Respect to 2012

On April 5, 2012, the Compensation Committee determined that under the current economic conditions it was appropriate to discontinue the voluntary reductions to the annual salaries of Messrs. Kevin Knight, Keith Knight, and Gary Knight and to the annual air travel allowance of Mr. Kevin Knight.  Accordingly, the Compensation approved the reinstatement of the following salaries and air travel allowance effective as of March 19, 2012:

Name	Salary	Travel Allowance
Kevin Knight	$590,000	$250,000
Keith Knight	$350,000	-
Gary Knight	$227,500	-

Mr. Randy Knight's annual salary will remain below $100,000 in 2012.

For 2012, the Compensation Committee also approved maximum performance-based cash bonus opportunities under which (i) Mr. Kevin Knight is eligible to receive a cash bonus of up to 60% of his base salary; (ii) each of Messrs. Keith Knight and Jackson is eligible to receive a cash bonus of up to 40% of his base salary; and (iii) Mr. Gary Knight is eligible to receive a cash bonus of up to 30% of his base salary.  As in 2011, the percentage of salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to affect corporate performance based on the Named Executive Officer's responsibilities at the time, (ii) the composition of the respective Named Executive Officer's total compensation package, and (iii) our long-term profitability and earnings goals.  For 2012, each Named Executive Officer's performance-based cash bonus will be paid under the Cash Bonus Plan.  The Compensation Committee also may award additional cash bonuses under the Discretionary Cash Bonus Program for achievements in leadership, innovation, initiative, and other indicia outside of the Cash Bonus Plan.

In connection with the maximum performance-based cash bonus opportunities described above, the Compensation Committee set performance targets related to the change in earnings compared with earnings in 2011 and annual consolidated revenue growth (the "2012 Performance Targets").  One-half of the maximum bonus opportunity is tied to consolidated earnings growth and one-half is tied to consolidated revenue growth.  The 2012 Performance Target range for earnings targets is from 33% target bonus achievement at 5.0% earnings growth to 100% bonus target achievement at 15.0% earnings growth.  The 2012 Performance Target range for consolidated revenue growth is from 33% target bonus achievement at 5.0% revenue growth to 100% bonus target achievement at 15.0% revenue growth.  Given the economic and freight environment at the date the targets were adopted, the Compensation Committee viewed the 2012 Performance Targets as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2012 Performance Targets were recommended by the CEO and approved by the Compensation Committee.  The 2012 Performance Targets do not reflect any opinion or projection of management concerning earnings expectations for the year.

On January 23, 2012, the Compensation Committee approved the accelerated vesting of certain equity awards held by our Named Executive Officers (as well as other employees), as set forth in the following table, effective as of January 31, 2012:

Name	Type of Award	Grant Date	Number of Options or RSUs Accelerated
Kevin P. Knight	Options	05/22/2008	15,000
	RSUs	10/30/2009	1,500
David A. Jackson	Options	02/29/2008	7,444
	Options	05/22/2008	4,000
	RSUs	10/30/2009	1,350
Keith T. Knight	Options	05/22/2008	8,000
	RSUs	10/30/2009	1,350
Gary Knight	Options	05/22/2008	3,000
	RSUs	10/30/2009	900

Accelerating the vesting of these stock options required a charge to earnings in the first quarter of 2012. We do not expect to record any additional compensation expense related to these options in the future.

Role of Shareholder "Say-on-Pay" Vote

At the Company's annual meeting of shareholders held on May 19, 2011, our shareholders had the opportunity to cast an advisory vote on the compensation of our executive officers (a "say-on-pay" proposal) as disclosed in our proxy statement for that meeting.  Shareholders approved the "say-on-pay" proposal by the affirmative vote of 99.0% of the shares cast on that proposal.  The Compensation Committee believes this affirms shareholders' support of the Company's approach to executive compensation, and did not change its approach during 2011. The Compensation Committee will continue to consider the outcome of the Company's "say-on-pay" proposals when making future compensation decisions for our Named Executive Officers.

At last year's annual meeting, our shareholders also had the opportunity to cast an advisory vote (a "say-on-frequency" proposal) on how often the Company should include a "say-on-pay" proposal in its proxy statements for future annual meetings.  Shareholders had the choice of voting to have the "say-on-pay" vote every year, every two years, or every three years.  A plurality of the votes cast on the "say-on-frequency" proposal were cast in favor of holding an annual "say-on-pay" vote.  In accordance with this vote, at the current time our Board of Directors has determined it will hold the "say-on-pay" vote every year.

Employment Agreements

We currently do not have any employment contracts, severance agreements, change-of-control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination.

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal year 2011 awarded to, earned by, or paid to our Named Executive Officers who were, at December 31, 2011, (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our two other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Aggregate Grant Date Fair Value of Restricted Stock Unit Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Kevin P. Knight, Chairman and CEO	2011 2010 2009	440,000 403,462 374,231	- - -	- - 802,000	87,912 176,000 -	171,100 168,010 178,939	699,012 747,472 1,355,170
David A. Jackson, President and CFO	2011 2010 2009	198,846 182,692 184,846	$15,000 9,500 -	- - 721,800	26,640 38,000 -	3,631 850 850	244,117 231,042 907,496
Keith T. Knight, COO	2011 2010 2009	275,000 256,731 259,615	- 18,288 -	- - 721,800	36,630 73,425 -	18,031 15,250 15,804	329,661 363,694 997,219
Gary Knight, Vice Chairman	2011 2010 2009	152,953 134,231 132,404	- 7,625 -	- - 481,200	15,235 30,500 -	14,035 12,637 13,087	182,223 184,993 626,691

(1)
Voluntary salary reductions began in 2008.  As of fiscal year end 2009, the annual rates of the salaries of Messrs. Kevin Knight, Keith Knight, and Gary Knight were $390,000, $250,000, and $127,500, respectively.  As of fiscal year end 2010 and 2011, the annual rates of the salaries of Messrs. Kevin Knight, Keith Knight, and Gary Knight were $440,000, $275,000, and $152,500, respectively.

(2)
This column represents the aggregate grant date fair value of restricted stock units ("RSUs") computed in accordance with FASB ASC Topic 718, which was $16.04 per share based on the market closing price of our stock on grant date of October 30, 2009. These amounts reflect our accounting expense to be recognized over the vesting period of the restricted stock units awarded, and do not correspond to the actual value that will be recognized by the Named Executive Officers. No RSUs were granted to our Named Executive Officers in 2011 or 2010.

(3)	See All Other Compensation Table for additional information.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table for 2011.

Name	Year	Perquisites and Other Personal Benefits(1) ($)	Cash Dividends for Restricted Stock Units Vested in 2011 ($)	Contributions to Retirement and 401(k) Plans ($)	Total ($)
Kevin P. Knight	2011	167,160	3,090	850	171,100
David A. Jackson	2011	-	2,781	850	3,631
Keith T. Knight	2011	14,400	2,781	850	18,031
Gary Knight	2011	11,331	1,854	850	14,035

(1)
This column represents the total amount of perquisites and other personal benefits provided to the Named Executive Officer, if the aggregate of such benefits were equal to or exceeded $10,000. For Mr. Kevin Knight, $150,000 of this amount represents cash air travel allowance and $17,160 represents cash vehicle allowance.  For each of the other Named Executive Officers, this amount includes compensation for cash vehicle allowance.

Narrative to Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information regarding the incentive awards granted to our Named Executive Officers during 2011 under our Cash Bonus Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold(2) ($)	Target(3) ($)	Maximum ($)
Kevin P. Knight	3/30/2011	44,000	132,000	246,000
David A. Jackson	3/30/2011	13,333	40,000	80,000
Keith T. Knight	3/30/2011	18,333	55,000	110,000
Gary Knight	3/30/2011	7,625	22,875	45,750

(1)
These columns represent the potential value of 2011 Bonus Plan Compensation for each Named Executive Officer under our Cash Bonus Plan, for which target amounts were approved by the Compensation Committee in March 2011. See the Compensation Discussion and Analysis for additional detail with respect to the 2011 Performance Targets related to Bonus Plan Compensation for each Named Executive Officer.  The bonus threshold, target, and maximum set forth above are based upon the Named Executive Officer's 2011 base salary.  Some of the 2011 Performance Targets to qualify for a payout under the Cash Bonus Plan were met and, accordingly, awards were paid under this plan, as shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for fiscal year 2011.

(2)	The bonus threshold set forth in this column is the minimum amount payable with respect to an award in the event that certain performance targets are met.
(3)	The bonus target set forth in this column is based upon fifty percent (50%) of the bonus maximum.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of the performance targets for payment of incentive awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all outstanding equity grants held by our Named Executive Officers as of December 31, 2011.  All outstanding equity awards are in shares of our Common Stock.

Name	Option Awards					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Kevin P. Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	67,500 750,000 75,000 45,000 60,000	- - - - 15,000	$12.57 $15.68 $18.44 $18.23 $17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018	10/30/2009	47,000	$735,080
David A. Jackson	08/07/2003 05/24/2006 05/24/2007 02/29/2008 05/22/2008	788 15,000 12,500 1,860 16,000	- - - 7,444 4,000	$11.44 $18.44 $18.23 $14.79 $17.29	08/06/2013 05/23/2016 05/23/2017 02/27/2018 05/21/2018	10/30/2009	42,300	$661,572
Keith T. Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	22,500 30,000 30,000 20,000 32,000	- - - - 8,000	$12.57 $15.68 $18.44 $18.23 $17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018	10/30/2009	42,300	$661,572
Gary Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	22,500 22,500 15,000 12,500 12,000	- - - - 3,000	$12.57 $15.68 $18.44 $18.23 $17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018	10/30/2009	28,200	$441,048

(1)
See Option Vesting Schedule below for the vesting date of unexercisable options held at fiscal year end by the Named Executive Officers.  On January 23, 2012, the Compensation Committee approved the accelerated vesting of the unexercisable (unvested) stock options set forth in this column, effective January 31, 2012.

(2)
Equity awards listed in this column represent restricted stock units awarded to our Named Executive Officers on Oct. 30, 2009. These restricted stock units will vest gradually over the following 13-year period: 6% vested on January 31, 2011, 8% will vest on January 31 of 2012, 5% will vest on January 2013 to 2015, 6% will vest on January 31, 2016, 7% will vest on January 31, 2017, 8% will vest on January 31, 2018, 9% will vest on January 31, 2019, 10% will vest on January 31, 2020, 11% will vest on January 31, 2021, 12% will vest on January 31, 2022, and 8% will vest on January 31, 2023.

(3)	Market value of stock awards was based on the market closing price of our stock on December 30, 2011, which was $15.64 per share.

Vesting Schedule Table

The following table describes the vesting schedule as of December 31, 2011, for each unexercisable option listed in the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Option Grant Date	Option Awards Vesting Schedule(1)
Kevin P. Knight	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each fiscal quarter after 2008.
David A. Jackson	02/29/2008	20% vests each year beginning February 28, 2011.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each fiscal quarter after 2008.
Keith T. Knight	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each fiscal quarter after 2008.
Gary Knight	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each fiscal quarter after 2008.

(1)	On January 23, 2012, the Compensation Committee approved the accelerated vesting of the unexercisable (unvested ) stock options set forth in this table, effective January 31, 2012.

Option Exercises and Stock Vested

The following table sets forth certain information concerning the values realized upon vesting of restricted stock units (RSU) during fiscal year 2011.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Kevin P. Knight	3,000	$57,180
David A. Jackson	2,700	$51,462
Keith T. Knight	2,700	$51,462
Gary Knight	1,800	$34,308

(1)	Determined by multiplying the number of shares acquired upon vesting by the closing price on the date of vesting.

Our Named Executive Officers did not exercise any stock options during 2011.

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for 2011.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Donald A. Bliss	25,000	22,499	47,499
Michael Garnreiter	27,500	22,499	49,999
Richard J. Lehmann	22,500	22,499	44,999
G.D. Madden	22,500	22,499	44,999
Kathryn L. Munro	25,500	22,499	47,999

(1)	This column represents the amount of cash compensation paid in 2011 for Board and committee service.
(2)
This column represents the expense recognized for financial statement reporting purposes with respect to the 2011 fiscal year for the fair value of stock awards granted to each non-employee director in 2011, in accordance with FASB ASC Topic 718 (formerly SFAS 123R).  On May 19, 2011, each non-employee director received 1,299 shares of our Common Stock, determined by dividing the current year's director compensation subject to payment in Common Stock, by the closing market price of our Common Stock on the date of grant, or $17.32 per share.

Narrative to Director Compensation

The Board of Directors, upon the recommendation of our Compensation Committee, establishes the form and amount of compensation paid to our directors who are not 10% shareholders or our officers or employees ("Outside Directors").  In 2011, our Outside Directors received annual compensation of $45,000 payable 50% in cash and 50% in Common Stock.  The number of shares issued on May 19, 2011, was determined by dividing the amount of the compensation subject to payment in Common Stock by the closing market price of our Common Stock on the date of the grant.  The Common Stock was issued as stock grants under the Independent Director provision of our 2003 Equity Compensation Plan, which reserved 200,000 shares of our Common Stock for compensatory stock grants to Outside Directors.

No fees were paid for attendance at meetings during 2011; however, in addition to the $45,000 payable to the Outside Directors, the Chair of the Audit Committee received an annual fee of $5,000, the Chair of the Compensation Committee received an annual fee of $3,000, and the Chair of the Nominating and Corporate Governance Committee received an annual fee of $2,500.

Directors who are our officers or employees or 10% shareholders do not receive compensation for Board or committee service.  During 2011, we did, however, reimburse all directors for travel and other related expenses.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 29, 2012, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each Named Executive Officer and our directors, and by all of our directors and executive officers as a group.  Share information for BlackRock, Inc. is based solely upon the Schedule 13G/A filed with the SEC on February 13, 2012.  Share information for Wasatch Advisors, Inc. is based solely upon the Schedule 13G/A filed with the SEC on February 14, 2012. We had outstanding 79,600,995 shares of Common Stock as of February 29, 2012.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Kevin P. Knight(3)	5,620,915	7.0%
Gary J. Knight(4)	5,486,712	6.9%
Keith T. Knight(5)	5,300,002	6.6%
Randy Knight(6)	5,261,090	6.6%
Donald A. Bliss(7)	20,718	*
G.D. Madden(8)	49,128	*
Michael Garnreiter(9)	10,549	*
Kathryn L. Munro(10)	14,300	*
Richard J. Lehmann(11)	10,426	*
David A. Jackson(12)	61,846	*
BlackRock, Inc.(13)	4,304,578	5.4%
Wasatch Advisors, Inc.(14)	9,535,974	12.0%

All directors and executive officers as a group ten (10) persons	21,835,686	27.3%

*	Represents less than 1.0% of the outstanding Common Stock.

(1)
The address of each Named Executive Officer and director is 5601 West Buckeye Road, Phoenix, AZ 85043.  The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.  The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111.

(2)
In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Common Stock and underlying options that are currently exercisable or will be exercisable within 60 days from February 29, 2012.  Shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from February 29, 2012, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes: (a) 4,596,403 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney B. Knight, exercise sole voting and investment power pursuant to a revocable living trust; (b) 12,012 shares held by the Kevin P. Knight and Sydney B. Knight Family Foundation over which Kevin P. Knight and his wife, Sydney  B. Knight, as officers of the foundation, exercise sole voting and investment power on behalf of the foundation; and (c) 1,012,500  shares covered by stock options granted to Kevin P. Knight that are currently exercisable or that will become exercisable within 60 days. Kevin P. Knight has pledged as security 2,200,000 of the shares that he beneficially owns.

(4)
Includes: (a) 5,399,212 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; and (b) 87,500 shares covered by a stock option granted to Gary J. Knight that is currently exercisable or that will become exercisable within 60 days. Gary J. Knight has pledged as security 2,712,000 of the shares that he beneficially owns.

(5)
Includes: (a) 4,861,385 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as trustees under a revocable trust agreement; (b) 1,119 shares beneficially owned by Keith T. Knight; (c) 1,119 shares beneficially owned by Fawna Knight; (d) 2,277 shares owned by minor children who share the same household; (e) 97,088 shares over which Keith T. Knight exercises sole voting and investment power as a trustee under an Irrevocable Gift Trust for the benefit of Keisha Knight Dejong; (f) 97,088 shares over which Keith T. Knight exercises sole voting and investment power as a trustee under an Irrevocable Gift Trust for the benefit of Kendal Knight; (g) 97,088 shares over which Keith T. Knight exercises sole voting and investment power as a trustee under an Irrevocable Gift Trust for the benefit of Ren V. Knight; (h) 338 shares over which Keith T. Knight exercises sole voting and investment power as Custodian for Mason Knight Dejong UTMA of CA; and (i) 142,500 shares covered by a stock option granted to Keith T. Knight that is currently exercisable or that will become exercisable within 60 days. Keith T. Knight has pledged as security 4,820,144 of the shares that he beneficially owns.

(6)
Includes: (a) 3,596,267 shares beneficially owned by Randy Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 1,662,323 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and trusts for the benefit of his four children; and (c) 2,500 covered by stock options granted to Mr. Randy Knight that are currently exercisable or that will become exercisable within 60 days. Randy Knight has pledged as security 5,258,590 of the shares that he beneficially owns.

(7)
Includes: (a) 18,218 shares beneficially owned by Donald A. Bliss over which he exercises sole voting and investment powers under a revocable trust agreement; and (b) 2,500 shares covered by stock options granted to Mr. Bliss that are currently exercisable or that will become exercisable within 60 days.

(8)
Includes: (a) 45,103 shares held directly by G.D. Madden; (b) 400 shares not held directly by G.D. Madden, but for which he exercises voting control (these shares were purchased and reported by G.D. Madden in 2008 for four grandchildren (100 shares each), none of whom live with G.D. Madden); and (c) 3,625 shares covered by stock options granted to Mr. Madden that are currently exercisable or that will become exercisable within 60 days.

(9)
Includes:  (a) 1,299 shares held directly by Michel Garnreiter; and (b) 9,250 shares covered by stock options granted to Mr. Garnreiter that are currently exercisable or that will become exercisable within 60 days.

(10)
Includes: (a) 8,050 shares held directly by Kathryn L. Munro; and (b) 6,250 shares covered by stock options granted to Ms. Munro that are currently exercisable or that will become exercisable within 60 days.

(11)
Includes:  (a) 6,926 shares held directly by Richard J. Lehmann; and (b) 3,500 shares covered by stock options granted to Mr. Lehmann that are currently exercisable or that will become exercisable within 60 days.

(12)
Includes: (a) 4,254 shares held directly by David A. Jackson; and (b) 57,592 shares covered by stock options granted to Mr. Jackson that are currently exercisable or that will become exercisable within 60 days.

(13)	BlackRock, Inc. has sole voting power over 4,304,578 shares and sole dispositive power over 4,304,578 shares. It has shared voting power and shared dispositive power over no shares.

(14)	Wasatch Advisors, Inc. has sole voting power over 9,535,974 shares and sole dispositive power over 9,535,974 shares. It has shared voting power and shares dispositive power over no shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee has established policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest, referred to as an "interested transaction." Upon review of the material facts of all interested transactions, the Audit Committee will either approve, ratify, or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arm's-length and the extent of the related person's interest in the transaction.  No director may participate in any discussion or approval of an interested transaction for which he or she, or his or her relative, is a related party.  If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  During 2011, the following interested transactions were subject to such review and approval or ratification.

We provided general business loans to US West Agriculture Exporters, LLC, a transportation company that transacts business with our drayage operations, and in which Larry Knight is a 33% owner.  Larry Knight is an employee of the Company and the brother of Kevin Knight, our Chief Executive Officer, and Keith Knight, our Chief Operating Officer. The loan balance from US West Agriculture Exporters, LLC at December 31, 2011 was $2,868,205. The largest aggregate amount outstanding during 2011 was $3,087,581.  The amount of principal paid during 2011 was $170,244 and the amount of interest paid during 2011 was $49,132.  We also performed transportation services for US West Agriculture Exporters, LLC in the ordinary course of business and subject to usual trade terms.  The dollar value of payments received in 2011 for such services was $2,300.  All trade receivables have been paid in full by US West Agriculture Exporters, LLC.  As of December 31, 2010, US West Agriculture Exporters, LLC discontinued operations.  The loan to US West Agriculture Exporters, LLC is secured by guaranties of the members of US West Agriculture Exporters, LLC.  We are currently working with US West Agriculture Exporters, LLC regarding the repayment of the outstanding balance of the loan and have received a court judgment protecting the Company's rights in the assets of US West Agriculture Exporters, LLC.  Based on its knowledge of the facts, management believes it will recover the entire outstanding principal balance of the loan and accrued interest.

The Knight family has been involved in the transportation business for a number of years, and family members of Kevin Knight, Gary Knight, Keith Knight, and Randy Knight have been employed by us since our inception.  The Knight family members are employed on the same terms and conditions as non-related employees.  During 2011, we employed three individuals who were compensated in excess of $120,000 and are considered related persons under Item 404(a) of Regulation S-K.  The three individuals were Larry Knight (brother of Kevin Knight and Keith Knight), Cory Webster (brother-in-law of Gary and Randy Knight), and Brett Suma (son-in-law of Randy Knight) and the aggregate total compensation paid to these individuals in 2011 was $663,066. Compensation amount includes stock compensation expense of $74,800 for restricted stock units granted in 2011. The stock compensation expense is computed in accordance with FASB ASC Topic 718, which is based on the market closing price of our stock on the date of grant. This expense will be recognized over the vesting period of the restricted stock units, and do not correspond to the actual value that will be recognized by the employee.  Based on the fact that these individuals are employed on the same terms and conditions as non-related employees, the Audit Committee ratified these transactions.  We also employed nine other related persons during 2011, none of whom received compensation in excess of $120,000.

See "Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – The Compensation Committee – Compensation Committee Interlocks and Insider Participation" for a description of transactions between us and members of our Compensation Committee or their affiliates.

PROPOSAL NO. 2 – APPROVAL OF THE KNIGHT TRANSPORTATION, INC.
2012 EQUITY COMPENSATION PLAN

At the Annual Meeting, our shareholders are being asked to approve the Knight Transportation, Inc. 2012 Equity Compensation Plan (the "2012 Equity Compensation Plan") to replace the 2003 Equity Compensation Plan.  Upon the recommendation of the Compensation Committee, the Board of Directors has approved the 2012 Equity Compensation Plan and has directed that it be submitted for shareholder approval at the Annual Meeting.  A summary of the 2012 Equity Compensation Plan appears below.  The summary is qualified in its entirety by reference to the text of the 2012 Equity Compensation Plan, a copy of which is included as Appendix A to this Proxy Statement.  You are urged to read the actual text of the 2012 Equity Compensation Plan in its entirety.

Introduction

We have maintained a stock option plan since 1994.  In 2003, we adopted the 2003 Equity Compensation Plan.  The 2003 Equity Compensation Plan will expire pursuant to its terms in February 2013.  In order to avoid not having an equity incentive plan in place when the 2003 Equity Compensation Plan expires, the 2012 Equity Compensation Plan is being submitted for shareholder approval at the 2012 Annual Meeting.  All awards granted under the 2003 Equity Compensation Plan prior to its termination shall continue in force and effect, subject to the terms of the 2003 Equity Compensation Plan and the stock grant agreement pursuant to which the award was made.  The 2012 Equity Compensation Plan is similar to the 2003 Equity Compensation Plan and will become effective contemporaneously with the termination of the 2003 Equity Compensation Plan.

The purposes of the 2012 Equity Compensation Plan are to: (a) provide our employees, directors, independent contractors, consultants, and advisors with an opportunity to acquire Common Stock as an incentive to continue their employment or association with us and to work toward our long-term growth, development, and financial success; and (b) attract, motivate, and retain the services of such persons and reward them by the issuance of equity grants so that these individuals will contribute to and participate in our long-term performance.  In furtherance of these purposes, the 2012 Equity Compensation Plan authorizes the grant of stock options, restricted stock, restricted stock units, or stock appreciation rights, subject to applicable law, to those individuals that are eligible to participate in the plan.

Reasons for Seeking Shareholder Approval of the 2012 Equity Compensation Plan

The Board of Directors believes that our success in executing our strategy is largely due to our talented and hard-working employees and that our future success will depend on our ability to continue to attract and retain high caliber employees.  The Board believes that equity-based awards have historically served as a highly effective recruiting and retention tool by allowing our employees to share in the ownership of our company and have historically contributed to our revenue and earnings growth by aligning the long-term interests of our management and employees with those of our shareholders.

As of December 31, 2011, there were 3,823,585 shares of stock options and 1,325,817 shares of restricted stock units outstanding.  Of the total outstanding options and restricted stock units at December 31, 2011, 28.9% are held by the executive officers and directors and 71.1% are held by other employees.  As of December 31, 2011, there were 2,917,405 shares of Common Stock available for future grants under the 2003 Equity Compensation Plan.  Upon termination of the 2003 Equity Compensation Plan in the event that our shareholders approve the 2012 Equity Compensation Plan, the shares reserved but not issued under the 2003 Equity Compensation Plan will not be used for future equity compensation grants.

Description of the 2012 Equity Compensation Plan

The principal provisions of the 2012 Equity Compensation Plan are summarized below.  This summary is not a complete description of the 2012 Equity Compensation Plan and is qualified by the full text of that plan.

General.  The 2012 Equity Compensation Plan is a broad-based equity compensation plan that is designed to attract and retain directors, officers, employees, independent contractors, consultants, and advisors to provide them with long-term incentives to help us achieve profitable growth, and to align their interests with the interests of our shareholders. The 2012 Equity Compensation Plan is effective, subject to the approval of our shareholders, as of May 18, 2012.  The 2012 Equity Compensation Plan, if not terminated earlier, will expire on May 16, 2022.

Administration. The 2012 Equity Compensation Plan is administered by the Compensation Committee.

Eligibility and Awards. The following natural persons are eligible to participate in the 2012 Equity Compensation Plan: (i) our full-time and part-time employees (as of March 31, 2012, we had approximately 4,700 employees of which approximately 3,700 are drivers, and approximately 1,000 are office employees); (ii) independent contractors, consultants, or advisors who perform bona fide services for us and such services are not in connection with any offer or sale of securities in a capital raising transaction and who do not directly or indirectly promote or maintain a market for our stock (we expect there will be less than 100 independent contractors, consultants, or advisors, in the aggregate, who will be eligible to participate); and (iii) our directors (all of the directors are eligible to participate). At December 31, 2011, there were approximately 600 participants who had outstanding awards.

Equity awards may be made either as incentive stock options, as defined in Section 422 of the Code ("ISOs"), as nonqualified stock options ("NSOs"), restricted stock, restricted stock units, or stock appreciation rights.  The 2012 Equity Compensation Plan provides that an equity grant made under the plan may not have an exercise price that is less than 100% of the fair market value of the underlying Common Stock on the date of grant.  However, in the case of ISOs granted to a person who holds more than 10% of the voting power of our outstanding capital stock, the 2012 Equity Compensation Plan provides that the exercise price may not be less than 110% of the fair market value of the underlying Common Stock and that the ISO may not be exercisable for a term of more than 5 years from the date of grant.

The 2012 Equity Compensation Plan provides that ISOs may not be granted more than ten (10) years after the date of the adoption of the 2012 Equity Compensation Plan and may not be exercised after the expiration of ten (10) years from the date such ISO is granted.  NSOs may be granted for any reasonable term.

The Compensation Committee, in its discretion, selects the persons to whom awards will be granted, the time or times at which such awards will be granted, and the number of shares subject to each such award.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future.  The 2012 Equity Compensation Plan provides, however, that the aggregate number of shares with respect to which options may be granted to any one plan participant during a calendar year shall not exceed 650,000 shares, subject to adjustment for stock dividends, stock splits, reverse stock splits, and similar transactions.

Since February 2007, our Outside Directors have received annual compensation of $45,000, one-half of which has been paid in cash and one-half of which has been issued in Common Stock grants made under the 2003 Equity Compensation Plan.  The number of shares of Common Stock issued to a director is determined by dividing the amount of the director's compensation subject to payment in Common Stock by the closing market price of our Common Stock on the date of the grant.  Subject to our shareholders' approval of the 2012 Equity Compensation Plan, Common Stock will be issued to our Outside Directors under our 2012 Equity Compensation Plan, which reserves 200,000 shares of our Common Stock for compensatory stock grants to Outside Directors, subject to certain adjustments.

The 2012 Equity Compensation Plan provides additional terms and administrative procedures applicable to restricted stock grants.  A restricted stock grant may be subject to the vesting schedule and the other terms, conditions, and restrictions established by the Compensation Committee and provided in the participant's stock grant agreement.

Common Stock issued to participants under the 2012 Equity Compensation Plan will be issued in electronic form and recorded on the books of our company.  Common Stock may not be issued in certificated form while any restrictions are applicable to such Common Stock.

Under the 2012 Equity Compensation Plan, the Compensation Committee may award stock grants to a participant in the form of stock appreciation rights ("SARs").  SARs are exercisable at such times as the Compensation Committee specifies in the participant's stock grant agreement.  Each SAR entitles the participant, upon exercise, to an amount equal to the appreciation of a stated number of shares of Common Stock over the fair market value on the date the SAR was granted to the fair market value of the shares of Common Stock on the date of exercise.  A SAR must be granted at the fair market value of a share of the Common Stock with which it is associated.  SARs may be settled in cash or in stock, or in both, as the Compensation Committee may provide.

All grants made under the 2012 Equity Compensation Plan will be evidenced by a written agreement between us and the participant.  The Compensation Committee, subject to the limitations set forth in the 2012 Equity Compensation Plan, designates the terms and conditions of any award including, without limitation, the exercise price, vesting schedule, exercise rights, and termination or forfeiture provisions. The 2012 Equity Compensation Plan provides that stock grants are non-transferable except pursuant to the laws of descent and distribution and generally terminate upon termination of employment for reasons other than death, disability, or early or normal retirement.

A participant does not have any rights as a shareholder with respect to shares of Common Stock subject to grants made under the 2012 Equity Compensation Plan until shares are issued to the participant.

Shares Available for Issuance. There are 4,000,000 shares of Common Stock reserved and available for issuance pursuant to the 2012 Equity Compensation Plan, of which 200,000 shares are reserved for issuance to Outside Directors pursuant to the provisions described above. If a stock grant expires, is terminated, or canceled without having been exercised in full or is forfeited, the unexercised or forfeited shares will become available for future grant under the 2012 Equity Compensation Plan.

The total number of shares reserved and available for issuance under the 2012 Equity Compensation Plan is automatically adjusted, without further action by the Board of Directors or shareholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications, or any similar recapitalizations that affect or modify the number of shares of outstanding Common Stock.

Mergers or Consolidations. If (i) our company dissolves or undergoes any reorganization, including, without limitation, a merger or consolidation with any other organization, (ii) our company is not the surviving entity in such reorganization, and (iii) the surviving entity does not agree to assume the stock grants granted under the 2012 Equity Compensation Plan or to issue substitute stock grants therefor, the stock grants granted under the 2012 Equity Compensation Plan may be terminated, so long as each participant holding unexercised stock grants is notified of such termination and provided a reasonable period of not less than 15 days to exercise such awards to the extent such awards are then exercisable. In the event of a merger or consolidation, the Compensation Committee may, in its sole discretion, authorize the exercise of outstanding stock grants or accelerate the vesting of such stock grants, or both.  Any stock grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Compensation Committee, and simultaneously, the 2012 Equity Compensation Plan itself shall be terminated without further action by us or our Board of Directors.

Amendment and Termination. The Board of Directors may terminate, suspend, discontinue, modify, or amend the 2012 Equity Compensation Plan in any respect, except that, without the approval of our shareholders, no amendment or modification may change the number of shares of Common Stock reserved and available for issuance (other than the automatic adjustments described above), change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the 2012 Equity Compensation Plan from the Compensation Committee.

Stock Price. On February 29, 2012, the closing price of our Common Stock was 17.13 per share.

Federal Income Tax Consequences.

ISOs. An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. Upon a disqualifying disposition, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the optionee.

NSOs. An optionee does not recognize any taxable income upon the grant of an NSO, and we are not entitled to a tax deduction by reason of such grant. Upon exercise of an NSO, the optionee recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction. Upon a disposition of shares acquired upon exercise of an NSO by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Such subsequent disposition by the optionee has no tax consequence to us.

Restricted Stock. Unless the recipient of a restricted stock grant elects to treat such grant as ordinary income at the time the grant is made, the recipient does not recognize taxable income upon the grant of restricted stock (so long as the grant is subject to qualifying vesting conditions).  Instead, the recipient will recognize ordinary income at the time of vesting (i.e., when the shares are no longer subject to a substantial risk of forfeiture) equal to the fair market value of the restricted stock on the vesting date minus any amount paid for the restricted stock. At the time that the recipient recognizes ordinary income in respect of the restricted stock grant, we are entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient.

Stock Appreciation Rights.  Generally, there are no tax consequences to our company or the participant upon the grant of a SAR. Tax recognition by the participant is generally deferred until the participant receives the value of the award. At that time, the value of the SAR, measured as the excess in value of a share of Common Stock as of the date of exercise over the value as of the date of grant, would be taxed to a participant as ordinary income.  We would then be entitled to a deduction in the same amount.

The foregoing is only a summary of the effect of federal income taxation upon us and the participants under the Knight Transportation, Inc. 2012 Equity Compensation Plan. It does not purport to be complete, and does not discuss all of the tax consequences of a participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participants may reside.

Benefits Under the 2012 Equity Compensation Plan

To illustrate how the 2012 Equity Compensation Plan will operate, we have set forth in the following table certain information regarding equity grants made under the 2003 Equity Compensation Plan during the year ended December 31, 2011, to: (i) each of the Named Executive Officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  These amounts are indicative of the awards that would have been received under the 2012 Equity Compensation Plan, if such plan had been in effect in 2011.  Future awards, if any, that will be made to eligible participants under the 2012 Equity Compensation Plan are subject to the discretion of the Compensation Committee. Accordingly, future grants under the 2012 Equity Compensation Plan are not determinable.

Name and Position	Dollar Value(1)		Number of Equity Awards
Kevin P. Knight, Chairman of the Board and Chief Executive Officer	-		-
David A. Jackson, President and Chief Financial Officer	-		-
Keith T. Knight, Chief Operating Officer	-		-
Gary Knight, Vice Chairman of the Board	-		-
Executive Group	-		-
Non-Executive Director Group	$112,493	(2)	6,495
Employee Group	$2,237,265	(3)	233,000	(4)

(1)
Represents the expense recognized for financial statement reporting purposes with respect to the 2011 fiscal year for the fair value of stock awards granted in 2011, in accordance with FASB ASC Topic 718 (formerly SFAS 123R).

(2)
On May 19, 2011, each non-employee director received 1,299 shares of our Common Stock, determined by dividing the current year's director compensation subject to payment in Common Stock, by the closing market price of our Common Stock on the date of grant, or $17.32 per share.

(3)
Represents the grant date fair value of the restricted stock unit awards granted during fiscal year 2011 based on a weighted average grant date fair value of $15.03 per share and the grant date fair value of options granted during fiscal 2011 based on a weighted average grant date fair value of $3.48.

(4)	Represents 123,500 restricted stock units and 109,500 stock options that were awarded in fiscal year 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE KNIGHT TRANSPORTATION, INC. 2012 EQUITY COMPENSATION PLAN.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including in this Proxy Statement a separate resolution, subject to shareholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed on pages 17-24.

As described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective

Attract and retain talented executives and motivate those executives to achieve superior results.	•
We link compensation to achievement of specified performance goals and continued employment with the Company.  We also utilize multi-year vesting requirements for equity-based compensation to promote long-term ownership.

Align executives' interests with our corporate strategies, our business objectives, and the long-term interests of our shareholders.	•	Annual cash bonuses for each of our Named Executive Officers are based on objective performance measurements that are important to our success (e.g., earnings growth and revenue growth).

Enhance executives' incentives to increase our stock price and maximize shareholder value.	•	Annual cash incentives based on targets with objective, measurable criteria keep management focused on near-term results. Caps on cash awards are built into our plan design.

•
The equity compensation component, which includes awards such as stock options and restricted stock unit grants, provides balance to our other elements of our compensation program and creates incentive for executives to increase shareholder value over an extended period of time.

	•	We attempt to keep base salaries relatively low and weight overall compensation toward incentive and equity-based compensation.

Promote our culture of controlling costs.	•	We provide reasonable perquisites to our Named Executive Officers and believe that such perquisites allow our Named Executive Officers to work more efficiently.

	•	We consider the tax consequences associated with each element of compensation, including whether the incentive compensation paid by us is deductible for tax purposes.

	•	Some of our Named Executive Officers have voluntarily reduced their salaries during periods of challenging economic environment.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement for more information on our executive compensation policies and procedures.  The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals.

The Board's current policy is to provide for an annual "say-on-pay" advisory rule.  Accordingly, we are asking our shareholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 3:

"RESOLVED, that the shareholders approve, in an advisory, non-binding vote, the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.  Unless the Board modifies its policy on the frequency of future "say-on-pay" votes, the next "say-on-pay" vote will be held at the 2013 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

PROPOSAL NO. 4 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") to serve as our principal independent registered public accounting firm for the fiscal year ending December 31, 2012.  At the Annual Meeting, our shareholders are being asked to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2012. A representative of Grant Thornton is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Approval by our shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable NYSE rule, or by our organizational documents, but the Board of Directors is submitting this matter to our shareholders for ratification as a corporate governance practice.  Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment and retention of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table summarizes the fees paid to (i) Grant Thornton for services rendered relating to fiscal year 2011 and (ii) Deloitte & Touche LLP ("Deloitte"), our former independent registered public accounting firm, for services rendered relating to fiscal year 2010.

	Fiscal Year 2011	Fiscal Year 2010
Audit Fees(1)	$354,158	$597,190
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	13,978
All Other Fees(4)	-	2,200
Total	$354,158	$613,368

(1)
"Audit Fees" represents the aggregate fees billed for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years.

(2)
"Audit-Related Fees" represents the aggregate fees billed, other than Audit Fees, for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting.  We were not billed for any Audit-Related Fees in 2011 or 2010.

(3)	"Tax Fees" represents the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning.
(4)	"All Other Fees" represents the aggregate fees billed for products and services provided by the independent registered public accounting firm, other than Audit Fees, Audit-Related Fees, and Tax Fees.

Our Audit Committee maintains a policy pursuant to which it pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the accounting firm's independence.  Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the accounting firm in accordance with the annual pre-approval and the fees for the services performed to date.  If management believes that a new service, or the expansion of a current service, provided by the principal independent registered public accounting firm is necessary or desirable then such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended December 31, 2011.

Change in Independent Registered Public Accounting Firm

As previously reported in our Current Report on Form 8-K filed with the SEC on March 29, 2011, on March 23, 2011, we dismissed Deloitte as our independent registered public accounting firm.  The decision to dismiss Deloitte was approved by our Audit Committee.  On March 29, 2011, we appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2011.  The decision to retain Grant Thornton also was approved by our Audit Committee.

Deloitte's reports on the Company's consolidated financial statements for the years ended December 31, 2010 and December 31, 2009, did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During fiscal years 2009 and 2010, and through March 23, 2011, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its reports on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

We have provided Deloitte with a copy of the foregoing disclosures.  A copy of Deloitte's letter to the SEC, dated March 28, 2011, regarding its agreement with the foregoing statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 29, 2011.

During our fiscal years 2009 and 2010, and through March 29, 2011, we did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to the 2013 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received in writing by us on or before December 7, 2012.  However, if the date of the 2013 Annual Meeting of Shareholders is more than thirty days before or after May 17, 2013, then the deadline for submitting any such shareholder proposal for inclusion in the proxy materials relating to the 2013 Annual Meeting of Shareholders shall be a reasonable time before we begin to print or mail such proxy materials.

We must receive written notice of any shareholder proposals intended to be considered at our 2013 Annual Meeting of Shareholders, but not included in our proxy materials relating to that meeting, by February 20, 2013. Any such proposal received after February 20, 2013 is untimely. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our Proxy Statement for our next annual meeting will have discretionary authority to vote on any such untimely shareholder proposal that is considered at the Annual Meeting.

Proposals must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. All shareholder proposals should be sent via certified mail, return receipt requested, and addressed to Adam Miller, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

See "Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – The Nominating and Corporate Governance Committee" on page 9 for information regarding how shareholders can recommend director candidates for consideration by the Nominating and Corporate Governance Committee.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Knight Transportation, Inc.

/s/ Kevin P. Knight
Kevin P. Knight Chairman of the Board and Chief Executive Officer

April 6, 2012

APPENDIX A

KNIGHT TRANSPORTATION, INC.
2012 EQUITY COMPENSATION PLAN

Article 1.
History and Purpose

1.1           History.  The Board of Directors of Knight Transportation, Inc.  (the "Company" or "Knight") adopted as of May 17, 2012, the 2012 Equity Compensation Plan (the "Plan") to be effective as of May 18, 2012, subject to approval by shareholders at the May 17, 2012 annual meeting of shareholders.  The Plan is intended to allow the Company to compensate officers, directors, key employees and other important Company personnel and consultants with different forms of equity compensation, including, without limitation, stock options, stock grants, restricted stock units, stock appreciation rights, and other forms of equity compensation.

This document sets forth the terms of the Plan, including, without limitation, the number of shares of Stock that are reserved for grants under the Plan and all other terms and conditions applicable to the Plan.  This Plan and any Stock Grants or rights granted hereunder are subject to approval by the Company's shareholders.

1.2           Purpose.  The Plan has been adopted to: (a) provide certain employees, directors, independent contractors, consultants, and advisors of the Company and its subsidiaries with an opportunity to acquire the common stock of Knight as an incentive to continue their employment or association with the Company and to work for the long-term growth, development, and financial success of the Company; and (b) attract, motivate, and retain the services of such persons and reward them by the issuance of Stock Grants so that those individuals contribute to, and participate in, the long-term performance of the Company.

Article 2.
Definitions

2.1           Defined Terms.  The following terms shall have the meanings set forth below, unless context otherwise requires:

"Appreciation Value" has the meaning stated in Section 8.3.

"Beneficiary" means the person or persons designated by a Participant as his beneficiary.

"Board of Directors" or "Board" means the Board of Directors of Knight.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Board of Directors, which shall be appointed in accordance with the procedures described in Article 9.

"Company" means Knight and any subsidiary of Knight that is treated as a "subsidiary" under section 424 of the Code.

"Effective Date" means May 18, 2012, which shall be the date this Plan is effective, subject only to Section 10.21.

"Fair Market Value" has the meaning stated in Section 5.3(c).

"Knight" means Knight Transportation, Inc., an Arizona corporation, and its successors in interest.

"ISO" means an incentive stock option granted to a Participant under Article 5 of this Plan and which qualifies as an incentive stock option under section 422 of the Code.  To the extent this Plan has authorized the Committee to grant ISOs, this Plan shall be interpreted and construed so as to qualify as an incentive stock option plan under Section 422 of the Code and the regulations thereunder.

"Independent Director" means a director of the Company who is not an officer, employee or 10% shareholder of the Company.

"Independent Directors Plan" means the provisions applicable to Stock Grants made to Independent Directors set forth in Article 6.

"NSO" means any Stock Option granted under this Plan that is not an ISO.

"NYSE" means the New York Stock Exchange.

"Participant" means any person who is eligible under Section 4.1 to participate in this Plan and who is selected by the Committee to participate in the Plan.

"Plan" means the Knight Transportation, Inc. 2012 Equity Compensation Plan, effective as of May 18, 2012.

"Plan Year" means the calendar year.

"Restricted Stock" means stock issued to a Participant pursuant to a Restricted Stock Grant.

"Restricted Stock Grant" means the present grant of a right to a Participant, under Article 7 of this Plan, to purchase or receive, now or in the future, Restricted Stock or Restricted Stock Units, subject to such restrictions and conditions as are specified by the Committee.

"Restricted Stock Unit" or "RSU" means a contingent right to receive Stock under Article 7 of this Plan.

"Stock" means the common stock of Knight, par value $0.01 per share.

"Stock Appreciation Right" or "SAR" means the right granted to a Participant under Article 8 of this Plan to receive an amount equal to the appreciation in a share of Stock from the grant date to the exercise date, and which is evidenced by a Stock Grant Agreement.

"Stock Grant" means the award of a Stock Option, a SAR, a Restricted Stock Grant, or a Restricted Stock Unit made under Article 5, Article 6, Article 7, or Article 8 of this Plan, as may be applicable, or any combination of these.  Any Stock Grant shall be evidenced by a Stock Grant Agreement.

"Stock Grant Agreement" means the written agreement between the Company and a Participant evidencing a Stock Grant and executed by an authorized officer of the Company.

"Stock Option" means any ISO or NSO granted to a Participant under Article 5 of this Plan, which is evidenced by a Stock Grant Agreement.

Article 3.
Shares Reserved for Grants; Adjustment to Shares

3.1           Shares Reserved For Stock Grants.  There are reserved and available for the issuance and exercise of presently outstanding and future Stock Grants made under this Plan, four million (4,000,000) shares of the Company's authorized but unissued Stock, plus or minus any adjustments to such reserved shares authorized by this Plan or by the Stock Grant Agreement.  Of the total number of shares reserved for Stock Grants under this Plan, two hundred thousand (200,000) shares of Stock are reserved for the issuance of presently outstanding and future Stock Grants made under the Independent Directors Plan set forth in Article 6 of this Plan.  The balance of the shares are reserved for Stock Grants awarded under any other provision of this Plan; provided, however, that in no event shall the aggregate number of shares of Stock subject to all Stock Grants made under this Plan since inception exceed four million (4,000,000) shares of Stock, adjusted as described in Sections 3.2 and 3.3, below.

3.2           Adjustment to Shares.  The aggregate number of shares of Stock which may be issued pursuant to Stock Grants made under this Plan shall be automatically adjusted, without further action by the Board or the shareholders of the Company, to reflect changes in the capitalization of the Company, such as stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations or reclassifications, or any similar recapitalization that affects or modifies the number of shares of Stock issued and outstanding at any time.

3.3           Number of Stock Grants; Partial Exercise.  More than one Stock Grant may be made to the same Participant, and may be made in the form of Stock Options, Restricted Stock Grants, SARs, RSUs or any combination thereof.  Stock Grants may be subject to partial exercise, as the Committee may in its discretion determine.  If any Stock Grant made under this Plan expires or is terminated without being exercised, or after being partially exercised, the shares of Stock allocated to the unexercised portion of a Stock Grant shall revert to the pool of shares reserved in Section 3.1 and shall again be available for Stock Grants made under this Plan.

3.4           Dividend Equivalents.  Stock Grants made under this Plan may include dividend accruals or dividend equivalents in such forms and on such terms as determined by the Committee.

Article 4.
Plan Eligibility

4.1           Eligibility for Participation in Plan.  The Committee, subject to the following limitations, shall from time to time designate from among those persons who are eligible to participate in the Plan, in accordance with this Section 4.1, those persons who will be Participants in the Plan.  The following natural persons are eligible to participate in the Plan: (i) full or part time employees of the Company; (ii) independent contractors, consultants, or advisors who perform bona fide services for the Company, which are not in connection with any offer or sale of securities in a capital raising transaction and who do not directly or indirectly promote or maintain a market for the Company's Stock; and (iii) directors of the Company.

4.2           Independent Directors Plan.  Independent Directors of the Company shall be automatically eligible to receive Stock Grants under Article 5, Article 7, and Article 8, subject to the provisions of the Independent Directors Plan described in Article 6.

Article 5.
Stock Option Awards

5.1           Award of Stock Option.  The Committee may award Stock Grants to a Participant in the form of Stock Options, including, without limitation, "ISOs" or "NSOs," under this Article 5, or any combination thereof.  At the time a Stock Option is awarded under this Article 5, the Committee shall designate the number of shares of Stock subject to the grant and indicate whether such grant is an ISO or an NSO.

5.2           ISOs.  The following rules shall apply to any Stock Options granted as ISOs, in addition to any other provisions of this Plan that may be applicable.

(a)           Employees Only.  An ISO may only be awarded to a person who is an employee of the Company.

(b)           Fair Market Value of ISO.  The aggregate fair market value of Stock subject to an ISO granted under this Article 5 (determined without regard to this Section 5.2) exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000.  The preceding sentence shall be applied by taking ISOs into account in the order in which they were granted regardless of the plan under which such ISOs were granted.  If any ISO is granted that exceeds the limitations of this Section 5.2 at the first time it is exercisable, it shall not be invalid, but shall constitute, and be treated as, an NSO to the extent of such excess.  For purposes of this Plan, the fair market value of the Stock subject to any ISO shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse.

(c)           Disposition of ISO Stock.  No Stock issued in connection with a Participant's exercise of an ISO that is disposed of by the Participant within two (2) years after the date the option is granted or within one (1) year after the date such Stock is issued to the Participant will remain eligible for treatment as an ISO; provided, however, unless otherwise provided in the Stock Grant Agreement, these holding periods shall not apply if the Stock Option is exercised after the death of a Participant by the estate of such Participant, or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or by reason of the death of a deceased Participant.  If Stock received is disposed of by the Participant in violation of this provision, ISO tax treatment will not be available to the Participant.

(d)           Insolvent Participants.  A disposition of Stock described in Section 422(c)(3) of the Code, which was acquired pursuant to the exercise of an ISO, shall not constitute a disposition of Stock in violation of Section 5.2(c).

(e)           Construction.  Any ISO granted under this Plan shall be construed to meet the requirements of Section 422 of the Code and the regulations thereunder.

5.3           Option Price for ISOs and NSOs.

(a)           An ISO shall state the exercise price of the option, which shall not be less than 100% of the Fair Market Value of the optioned Stock on the date the ISO is granted, as provided below.  In the case of a Participant who, at the time the ISO is granted, owns shares of Stock representing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price of such ISO shall be not less than 110% of the Fair Market Value of Stock on the date the option is granted, and, in no event, shall such option be exercisable after the expiration of five (5) years from the date such option is granted.

(b)           The exercise price of any Stock Option granted as an NSO or any Stock Option granted to a director under Article 6 shall not be less than 100% of the Fair Market Value of a share of the Stock as of the date of grant.

(c)           For purposes of this Plan, the fair market value of a share of Stock (the "Fair Market Value") shall equal the closing price of such Stock on the date the Stock Grant is made, as reported by the NYSE.  If for any reason the closing price is not available, then the Fair Market Value of a share of Stock may be determined as the mean of the highest and lowest quoted selling prices for such Stock on the date preceding the date of grant, as reported by the NYSE.  If for any reason the Company's Stock is not publicly traded on a national securities market, or not listed on the NYSE, the Committee shall evaluate all factors which the Committee believes are relevant in determining the Fair Market Value of a share of Stock and, the Committee, in good faith in exercising its business judgment, shall establish the Fair Market Value of the Stock as of the date an option is granted.

5.4           Limitation on Period in Which to Grant or Exercise Options.  No ISO shall be granted under this Plan more than ten (10) years after the earlier of (i) the date the Plan is initially adopted by the Board or (ii) the date the Plan is approved by the shareholders of the Company.  In no event shall an ISO granted under this Plan be exercised after the expiration of ten (10) years from the date such ISO is granted.  Any Stock Option, other than an ISO, made under the Plan may be exercised within any reasonable term stated in the Stock Grant Agreement and may be granted any time prior to the termination or expiration of the Plan.  Any provision of this Plan to the contrary notwithstanding, the Committee may, in its sole discretion, grant any Participant an NSO which, if provided in the Stock Grant Agreement, may be exercised after the termination of the Participant's employment by or association with the Company.

5.5           Transferability.  Except as otherwise expressly permitted by this Plan, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution.  During a Participant's lifetime, a Stock Option shall be exercisable only by the Participant and only if at all times during the period of time beginning on the date the Stock Grant is made and ending on the day three months (or one year, in the case of an Independent Director or an employee who retires on account of becoming "permanently and totally disabled" within the meaning of that term under section 22(e)(3) of the Code) before the date of exercise of such Stock Grant, such Participant was an employee or director of the Company (or a corporation or a parent corporation or subsidiary corporation of a corporation assuming a Stock Grant in a transaction to which section 424(a) of the Code applies).

Article 6.
Independent Directors Plan and Awards

6.1           Stock Grants to Independent Directors.  The Company may issue, at the discretion of the Board or the Committee, Stock Grants to Independent Directors, including, without limitation, grants of Restricted Stock, RSUs, SARs or NSOs, or any combination thereof, as compensation to such Independent Directors for services.  The Committee may provide for automatic stock grants to be made to Independent Directors as part of their director compensation.

6.2           Existing Stock Grants.  All Stock Grants made by the Company to Independent Directors shall be subject to the terms and conditions of this Article 6.  All Stock Grants made to an Independent Director shall be made at the Fair Market Value of the Stock, as of the date of the grant.

6.3           Holding Period.  The Committee may require that restrictions be placed on the sale of any Stock obtained through the exercise of a Stock Grant made to an Independent Director.

6.4           Termination of Independent Director Stock Grant.  Except as otherwise provided in any written agreement between the Company and the Independent Director, any Stock Grant made to an Independent Director under this Plan will expire on the earlier of (i) ten (10) years after the date of grant; (ii) one (1) year after such Independent Director terminates his services as a director of the Company; (iii) the expiration date stated in the Stock Grant Agreement (as this term is defined in the Plan); or (iv) any earlier date provided in this Article 6.

Article 7.
Restricted Stock and Restricted Stock Unit Awards

7.1           Award of Restricted Stock or RSU.  The Committee may award Stock Grants to a Participant in the form of Restricted Stock or RSUs, or any combination thereof, and shall designate the number of shares of Restricted Stock or Stock subject to each grant.  Stock Grants of Restricted Stock or RSUs may be made as either an outright grant of Stock for services rendered or as the grant of a right to purchase or to be issued Restricted Stock or Stock.  The Committee may award RSUs to Participants and shall designate the number of shares of Stock represented by the Stock Grant.  RSUs shall be made as a grant of a right to receive Stock for services rendered.  Each RSU shall entitle the Participants to be issued, upon satisfaction of all conditions, Stock of the Company.

7.2           Price or Valuation of Stock Subject to a Restricted Stock Grant or RSU.  The purchase price or value assigned to Restricted Stock issued under a Restricted Stock Grant shall not be less than 100% of its Fair Market Value as of the date of the Stock Grant.  The value assigned to RSUs shall be not less than 100% of the Fair Market Value as of the date of the Stock Grant.

7.3           Vesting.  A Restricted Stock Grant may be subject to the vesting schedule established by the Committee and specified in the Participant's Stock Grant Agreement.  An RSU grant may be subject to the vesting schedule established by the Committee and set forth in the Participant's Stock Grant Agreement.

7.4           Restrictions.  Each share of Restricted Stock issued to a Participant under this Article 7, and all Stock received by a Participant pursuant to an RSU grant under this Article 7, shall be subject to such terms, conditions and restrictions as are established by the Committee and provided in the Participant's Stock Grant Agreement, including, without limitation, restrictions concerning voting rights, transferability, forfeiture, vesting and restrictions applicable in the event of a Participant's termination of employment by, or association with, the Company.  The Committee may, in its sole discretion, remove or waive any or all of the restrictions imposed by a Stock Grant Agreement if it determines such removal is appropriate.

Article 8.
Stock Appreciation Right Awards

8.1           Award of SAR.  The Committee may award Stock Grants to a Participant in the form of SARs.  Any Stock Grant awarding SARs shall designate the number of SARs subject to the grant.

8.2           Exercise of SAR.  SARs shall be exercisable, in whole or in part, at such times as the Committee specifies in the Participant's Stock Grant Agreement.

8.3           Appreciation.  Each SAR shall entitle the Participant, upon exercise, to an amount equal to: (a) the Fair Market Value of a share of Stock, as provided in Section 5.3(c), on the date of exercise, minus (b) the Fair Market Value of a share of Stock on the date the SAR is granted (such difference, the "Appreciation Value").

8.4           Form of Settlement.  The Appreciation Value payable to a Participant upon the exercise of one or more SARs may be paid to the Participant either in cash or Stock as the Stock Grant Agreement may provide.  If settled in cash, the amount paid to the Participant shall be the Appreciation Value determined under Section 8.3, less applicable withholding.  If settled in Stock, the Company shall issue to the Participant the number of whole shares of Stock equal to (a) the Appreciation Value, divided by (b) the Fair Market Value of a share of Stock on the exercise date; any fractional shares shall be settled in cash.  No dividend or other distribution right shall attach to any SAR.  The Company's settlement in full of any SAR shall extinguish any further liability the Company has to a Participant with respect to such SAR.

Article 9.
Administration

9.1           Compensation Committee.  This Plan shall be administered by the Committee.  No member of the Committee shall participate in or take any action with respect to any Stock Grant made with respect to such member, except as otherwise provided herein or permitted by the Company's bylaws or other applicable governance documents.  The Committee may appoint representatives to act for and on its behalf with respect to the administration of the Plan.  No member of the Board or the Committee shall be liable for any action or inaction or for any determination, taken, omitted or made in good faith with respect to this Plan or any Stock Grant made hereunder.

9.2           Administration of the Plan.

(a)           The Committee may adopt rules and procedures for administration of the Plan, to the extent such rules and procedures are not inconsistent herewith.  Subject to the provisions of this Plan, the Committee shall have the sole, final, and conclusive discretion and authority to construe and interpret the Plan and to establish the terms and conditions of all Stock Grants, including, without limitation, authority to determine:

(1)	Those persons who will become Participants and the terms and conditions of their eligibility;

(2)	The nature and amount of all Stock Grants;

(3)	All terms and conditions of each Stock Grant, including, without limitation:

(i)	The number of shares of Stock for which a Stock Grant is made;

(ii)	Subject to the limitations set forth in this Plan, the price to be paid for Stock upon exercise of a Stock Grant;

(iii)	The terms and conditions of the exercise;

(iv)
The terms of payment of the exercise price or purchase of a Stock Grant; provided that the exercise or purchase price of a share of Stock subject to a Stock Grant shall not be less than the Fair Market Value of such shares as of the date of grant;

(v)	Any conditions to which the grant or its exercise may be subject;

(vi)	Any vesting or forfeiture provisions applicable to any Stock Grant; and

(vii)	Any restrictions or limitations placed on Stock issued pursuant to the exercise of a Stock Grant.

(b)           All Stock Grants made pursuant to this Plan shall be subject to a clawback in accordance with the clawback policy maintained by the Company from time to time in order comply with final regulations issued by the Securities and Exchange Commission under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Any clawback policy adopted by the Company shall be deemed to be automatically incorporated by reference into each Stock Grant issued under this Plan.

(c)           The Committee may provide that any Stock Grant may be exercised as a "cashless" Stock Grant, including any arrangement whereby any dealer associated with the Financial Industry Regulatory Authority, upon an irrevocable election by a Participant to exercise any Stock Grant, either (i) commits to loan the Participant the exercise price of the stock and forwards it to the Company, or (ii) establishes a margin commitment with the Participant to pay the exercise price of the Stock Grant to the Company, except to the extent any such arrangement is prohibited by the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Act of 1934.

(d)           Any provision of this Plan to the contrary notwithstanding, subject to the overall limitation of Section 3.1 on shares of Stock that are reserved for the issuance of Stock Grants under the Plan, the maximum number of shares of Stock issuable with respect to Stock Grants awarded to any Participant during any calendar year, beginning with calendar year 2012, shall not exceed, in the aggregate, 650,000 shares of Stock.  The maximum number of shares of Stock issuable with respect to Stock Grants awarded to any Participant during any calendar year under this Section 9.2(d) shall be subject to adjustment as provided in Section 3.2 for stock dividends, stock splits, reserve stock splits and similar transactions.

Article 10.
General Provisions

10.1           Grant Agreement.  Each Stock Grant made under this Plan shall be evidenced by a Stock Grant Agreement and shall be executed by the Company and the Participant.  The Stock Grant Agreement shall contain any terms and conditions required by this Plan and such other terms and conditions as the Committee, in its sole discretion, may require, including, without limitation, restrictions on the transferability of any Stock which are not inconsistent with the Plan.

10.2           Stock Grant or Purchase Price.  Stock Grants, once made, shall not be repriced.

10.3           Mergers or Consolidations.  If the Company at any time dissolves or undergoes a reorganization, in any manner or form whatsoever, including, without limitation, a merger or consolidation with any other organization in which the Company is not the surviving organization, and the surviving organization does not agree to assume the Stock Grants granted pursuant to this Plan, or to substitute Stock Grants in place thereof, the Stock Grants made under this Plan may be terminated, subject to the procedures set forth in this Article 10.  Prior to any termination of this Plan or the Stock Grants made hereunder, each Participant holding an outstanding Stock Grant not yet exercised shall be notified of such termination and shall be provided a reasonable period of not less than fifteen (15) days in which to exercise such Stock Grant prior to its termination, to the extent the Stock Grant is then exercisable.  In the event of a merger or consolidation, the Committee may, in its sole discretion, authorize the exercise of such Stock Grants or accelerate the vesting of such Stock Grant, or both.  Any Stock Grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Committee, and simultaneously, the Plan itself shall be terminated without further order of the Company or the Board of Directors.

10.4           Termination of Employment or Association.  Except as provided in Sections 5.4, 6.2, or as otherwise permitted by this Plan (or any Stock Grant Agreement), any Stock Grant made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment by, or association with, the Company, unless (i) such termination occurs by reason of the death or retirement (including early retirement, if approved by the Board, the Committee, or an authorized executive officer of the Company) of the Participant, or (ii) such termination occurs as a result of the permanent and total disability of the Participant (as such term is defined in Section 22(e)(3) of the Code and the regulations thereunder).  Upon retirement (including early retirement), a Participant (or the administrator or conservator of the Participant's estate) may, subject to Section 5.4 of the Plan, or the provisions of the Stock Grant Agreement, exercise any Stock Grant in full within three (3) months of retirement or, if the Participant retired or terminated his or her employment by, or association with, the Company on account of "permanent and total disability" (as that term is defined in Section 22(e)(3) of the Code), within one (1) year of retirement or termination.  If a Participant dies while employed by, or associated with, the Company, or within three (3) months after retirement, the Participant's personal representative, or other person who acquires the right to exercise such Stock Grant by bequest, inheritance, or by reason of the death of the deceased Participant, may, subject to Section 5.4 of the Plan or any contrary provision of the Stock Grant Agreement, exercise the Stock Grant in full within one (1) year from the date of the Participant's death; provided that if such exercise period would disqualify an ISO as an incentive stock option under Section 422 of the Code, the Stock Option shall be treated as an NSO.

10.5           Payment for Stock.  The exercise price for any shares of Stock acquired through the whole or partial exercise of any Stock Grant shall be paid in full in cash or immediately available funds, or in Stock with a current market value equal to all or a part of the exercise price, or both.

10.6           Compliance With Applicable Laws and Regulations.  Stock Grants made under this Plan shall contain such provisions with respect to compliance with applicable federal and state law as the Committee, with the advice of the Company's counsel, may deem appropriate, including, without limitation, any provision necessary to comply with state or federal securities laws.

10.7           No Right to Employment.  Designation of an employee as a Participant in this Plan for any purpose shall not confer on the employee the right to continue in the employment of the Company or any right to receive a Stock Grant for any Plan Year.

10.8           Taxes.  A Participant shall be responsible for paying any taxes with respect to a Stock Grant.  The Company is hereby authorized to deduct any taxes that may be applicable from the dollar value of any Stock Grant to a Participant, including, without limitation, FICA, FUTA, and any required income tax withholding, and the Company may, without the consent of the Participant or the approval of the Committee, effect any such withholding by reducing the number of shares of Stock acquired upon the issuance or exercise of any Stock Grant by the amount of such FICA, FUTA, or other tax liability, or may make other reasonable arrangements for the payment of any such tax liability.

10.9           Expenses.  All expenses incurred in connection with the administration of this Plan shall be borne by the Company, except as any Stock Grant Agreement may otherwise provide.

10.10           Unfunded Benefits.  Nothing in this Plan shall be construed as requiring the Company to establish a trust or to fund this Plan, or to create a trust of any kind or any fiduciary relationship between the Company and any Participant or Beneficiary.

10.11           Expiration Date of Plan.  If not earlier terminated, this Plan shall expire on May 16, 2022.  In no event shall any Stock Grant be granted under this Plan after May 16, 2022.

10.12           Corporate Action.  The issuance of a Stock Grant pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of any kind to its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.13           Rights as a Shareholder.  A Participant shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to a Stock Grant made hereunder until the date of the issuance of the Stock to the Participant.  Stock issued in connection with or as part of any Stock Grant shall be considered issued, for the purposes of voting and dividend rights, as of the date the Stock is reflected as issued on the Company's stock books.  Except as otherwise provided in this Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date precedes the date Stock is issued to a Participant.

10.14           Paperless Grant.  Each share of Stock issued pursuant to the exercise or settlement of a Stock Grant may be issued only in paperless form and recorded on the books of the Company (together with any restrictions applicable thereto).  In no event shall any physical stock certificates be issued to a Participant, if the Participant is not fully vested in the Stock or if the Stock Grant (or any underlying Stock) is subject to any restrictions.  In no event shall any SAR have any voting rights.

10.15           Investment Purpose.  Unless the Stock received pursuant to a Stock Grant issued under this Plan is registered with the Securities and Exchange Commission, or an exemption from registration is available, each Stock Grant is subject to the condition that the issuance of the Stock Grant and any Stock issued upon exercise of the Stock Grant is for investment purposes only, and not with a view to the subsequent resale or distribution of such Stock.

10.16           Investment Letter.  The Compensation Committee may require that any Participant exercising a Stock Grant, as a condition to such exercise, execute and deliver to the Company an investment letter in such form as the Committee, may from time to time require.

10.17           Termination or Amendment of the Plan.  The Board may terminate, suspend, discontinue, modify or amend this Plan in any respect whatsoever, except that, without approval of the shareholders of the Company entitled to vote, no such revision or amendment shall change the number of shares of Stock of the Company subject to the Plan, change the designation of the class of Participants eligible to receive Stock Grants, decrease the price at which Stock Grants may be granted or remove the administration of the Plan from the Committee.

10.18           Application of Funds.  The proceeds received by the Company from the sale of shares of Stock pursuant to the exercise of Stock Grants may be used for any corporate purposes.

10.19           Obligation to Exercise Grant.  A Stock Grant made hereunder shall impose no obligation on the Participant to exercise such grant.

10.20           Adoption Date.  This Plan has been adopted by action of the Board of Directors of the Company as of May 17, 2012, to be effective as of May 18, 2012.

10.21           Approval of Shareholders.  This Plan is effective as of May 18, 2012, subject to the approval of the Company's shareholders prior to May 18, 2012.  The Committee may cause Stock Grants to be made under the Plan, subject to the Plan being approved by the Company's shareholders within the period described above.

10.22           Registration of Plan.  No Stock may be issued unless a registration statement is filed with the Securities and Exchange Commission that is effective pursuant to the Securities Act of 1933, or an exemption from registration is available.

10.23           Governing Law.  The Plan shall be governed by and construed under the laws of the State of Arizona.

10.24           Arbitration of Disputes.  The Federal Arbitration Act applies and governs the arbitration provisions of the Plan.  Any disputes between or among the Company (including its subsidiaries, affiliates, or successors) and Participants (collectively, the "Parties") with respect to the terms of the Plan, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes.  Arbitration shall occur in Phoenix, Arizona.  Judgment on any arbitration award may be entered in any court having jurisdiction.  If any person asserts a claim in excess of $300,000, any party to the arbitration proceeding may request that the arbitration be heard by a panel of three arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three arbitrators.  The Company shall pay the cost of arbitration, but if the Company is the prevailing party in the arbitration, the Company shall have the right to recover from the Participant all costs of arbitration.  THE PARTIES EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY EITHER PARTY MAY HAVE BY EXECUTING THE STOCK GRANT AGREEMENT.  Nothing in the Plan or any Stock Grant Agreement between the Company and any Participant shall limit or restrict any self-help remedy, including, without limitation, any right of offset a Party may have.  The Party prevailing in any arbitration shall be entitled to payment of all legal fees and costs (including court costs), and all costs of arbitration, regardless of whether such costs are recoverable under applicable law.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight Transportation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNIGHT TRANSPORTATION, INC. The Board of Directors recommends a vote FOR each of Proposals 1, 2, 3 and 4.		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Proposal No. 1:	Election of Class II Directors. NOMINEES: 01 – Gary J. Knight 02 – G.D. Madden 03 – Kathryn L. Munro
						For	Against	Abstain

CUMULATIVE VOTING - If you wish to allocate your votes among the Class II Nominees using cumulative voting, do not check any of the boxes above, but instead, indicate in the space provided below the number of votes you wish to cast for each Class II Nominee (the maximum number of votes you may allocate is the number of shares owned multiplied by three, the number of Class II Nominees).
					Proposal No. 2: Approval of the Knight Transportation, Inc. 2012 Equity Compensation Plan.	☐	☐	☐

					Proposal No. 3: Advisory vote to approve executive compensation.	☐	☐	☐
Nominee		Number of Votes
Gary J. Knight
G.D. Madden					Proposal No. 4: Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2012.	☐	☐	☐
Kathryn L. Munro

(If you exercised cumulative voting above, please mark the corresponding box below.)
Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.
Check the box to the right if you exercised cumulative voting above. Please do not check the box unless you want to exercise cumulative voting.				☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

As a Knight Transportation, Inc. shareholder, you can view the shareholder account on a secured Internet website.

By accessing Investor Service Direct SM at www.bnymellon.com/shareowner/equityaccess, you can view the account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.

In addition, you can use this site to consent to future access of Knight's annual reports and proxy materials electronically via the Internet.

Knight also provides access to shareholder information, including its annual report and proxy statement, through its website at www.knighttrans.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Combined Document is available at www.proxyvote.com.

Detach here from proxy voting card

PROXY

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
Thursday, May 17, 2012, 8:30 A.M., Phoenix Time

By executing this Proxy, the shareholder constitutes and appoints the Chairman and Chief Executive Officer, Kevin P. Knight, and the Senior Vice President of Accounting and Finance, Secretary, and Treasurer, Adam Miller, and each of them, as proxies for the shareholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the shareholder and vote all shares of Common Stock that the shareholder is entitled to vote at the Annual Meeting of Shareholders of Knight Transportation, Inc. to be held on May 17, 2012, at 8:30 A.M ., Phoenix Time, at the Company's headquarters at 5601 West Buckeye Road, Phoenix, Arizona 85043, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting as set forth on the reverse side. Cumulative voting will be applied in the election of directors. See the Proxy Statement furnished for an explanation of cumulative voting.

The shareholder acknowledges receipt of the Notice and Proxy Statement for the 2012 Annual Meeting of Shareholders, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the shareholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the shareholder's name, place, and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2, 3 AND 4. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2, 3 AND 4. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

SEE REVERSE		SEE REVERSE
SIDE	TO BE SIGNED ON THE REVERSE SIDE	SIDE